Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-NC3
Mortgage Pass-Through Certificates

$823,879,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

HomEq Servicing
(Servicer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

December 6, 2006

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MASTR Asset Backed Securities Trust 2006-NC3 Mortgage Pass-Through Certificates

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 (877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-NC3
Mortgage Pass-Through Certificates
$823,879,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window (months) Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-2(6)	334,700,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	October 2036	23.20%	AAA / Aaa
A-3(6)	82,000,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	October 2036	23.20%	AAA / Aaa
A-4(6)	138,500,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 69 / 27 - 69	October 2036	23.20%	AAA / Aaa
A-5(6)	54,050,000	FLT / SEN / SEQ	6.26 / 8.40	69 - 76 / 69 - 182	October 2036	23.20%	AAA / Aaa
M-1(6,7)	40,678,000	FLT / MEZ / SEQ	3.71 / 3.71	42 - 48 / 42 - 48	October 2036	19.40%	AA+ / Aa1
M-2(6,7)	54,059,000	FLT / MEZ / SEQ	4.82 / 4.85	48 - 76 / 48 - 83	October 2036	14.35%	AA / Aa2
M-3(6,7)	18,199,000	FLT / MEZ / SEQ	6.33 / 9.29	76 - 76 / 83 - 154	October 2036	12.65%	AA- / Aa3
M-4(6,7)	18,198,000	FLT / MEZ	4.48 / 4.93	41 - 76 / 41 - 132	October 2036	10.95%	A+ / Aa3
M-5(6,7)	18,733,000	FLT / MEZ	4.45 / 4.87	40 - 76 / 40 - 127	October 2036	9.20%	A / A1
M-6(6,7)	14,451,000	FLT / MEZ	4.42 / 4.83	39 - 76 / 39 - 120	October 2036	7.85%	A- / A2
M-7(6,7)	12,845,000	FLT / MEZ	4.41 / 4.78	39 - 76 / 39 - 115	October 2036	6.65%	BBB+ / A3
M-8(6,7)	9,099,000	FLT / MEZ	4.40 / 4.74	38 - 76 / 38 - 109	October 2036	5.80%	BBB / Baa1
M-9(6,7)	12,310,000	FLT / MEZ	4.38 / 4.67	38 - 76 / 38 - 105	October 2036	4.65%	BBB- / Baa1
M-106,7)	16,057,000	FLT / MEZ	4.37 / 4.57	37 - 76 / 37 - 97	October 2036	3.15%	BB+ / Baa3
Non-Offered Certificates
A-1(6)	212,882,000	FLT / SEN / PT	2.08 / 2.26	1 - 76 / 1 -- 178	October 2036	23.20%	AAA / Aaa
M-11(6,7)	14,986,000	FLT / MEZ	4.30 / 4.33	37 - 76 / 37 - 84	October 2036	1.75%	BB / Ba1

Notes:
(1)
The Class A-1 Certificates are backed by the cash flow from a pool of conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans. The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed- and adjustable- rate mortgage loans. The Class M Certificates are backed by all of the mortgage loans.

(2)	The Certificates will be subject to the related Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.75%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
2-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter
3-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 34, 50% CPR from month 35 to 39, and 35% CPR in month 40 and thereafter

Transaction Highlights

•	The mortgage loans consist of fixed- and adjustable-rate, first and second lien residential mortgage loans originated by New Century Mortgage Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Closing Date of approximately 1.75% and excess spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and two Interest Rate Cap Agreements.
•	The Mortgage Loans will be serviced by HomEq Servicing Corporation, rated SQ1- (Moody’s), Strong (S&P) and RPS1 (Fitch).
•	None of the Mortgage Loans will be covered by mortgage insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-NC3
•	Intex: MAB06NC3

Mortgage Pool Summary
MABS 2006-NC3 Mortgage Loans
	Group I		Group II
	Adjustable Rate	Fixed Rate	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$220,916,763	$56,273,848	$602,493,910	$190,800,781	$1,070,485,303
Number of Loans	1,141	615	2,401	1,520	5,677
Average Loan Balance	$193,617	$91,502	$250,935	$125,527	$188,565
Wtd. Avg. Gross Coupon	8.456%	9.163%	8.302%	8.957%	8.496%
Wtd. Avg Net Coupon(1)	7.944%	8.650%	7.790%	8.445%	7.983%
Wtd. Avg. FICO	618	627	619	633	622
Wtd. Avg. Original LTV(2)	81.94%	85.80%	81.33%	83.72%	82.11%
Wtd. Avg. Stated Rem Term (months)	357	350	357	351	355
Wtd. Avg. Seasoning (months)	3	4	3	4	3
Wtd. Avg. Months to Next Adj. Date	23	N/A	23	N/A	23
Wtd. Avg. Margin	6.208%	N/A	6.187%	N/A	6.192%
Wtd. Avg. Initial Rate Cap	1.985%	N/A	1.987%	N/A	1.987%
Wtd. Avg. Periodic Rate Cap	1.496%	N/A	1.499%	N/A	1.498%
Wtd. Avg. Maximum Rate	15.449%	N/A	15.300%	N/A	15.340%
Wtd. Avg. Minimum Rate	8.456%	N/A	8.302%	N/A	8.343%
(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview

Issuer:	MASTR Asset Backed Securities Trust 2006-NC3.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originator:	New Century Mortgage Corporation.

Servicer:	Barclay’s Capital Real Estate Inc., d/b/a HomEq Servicing (“HomEq Servicing”).

Servicer Ratings:	Primary Servicer			Special Servicer

	Moody’s	S&P	Fitch	Moody’s	S&P	Fitch

HomEq Servicing	SQ1-	Strong	RPS1	NR	Above Average	RSS1

Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.

Custodian:	Deutsche Bank National Trust Company.

Trustee:	U.S. Bank National Association.

Swap Provider:	TBD

Cap Provider:	TBD

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Group I Senior Certificates:	The Class A-1 Certificates.

Group II Senior Certificates:	The Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

Offered Certificates:	The Class A Certificates (other than the Class A-1 Certificates) and Class M Certificates (other than the Class M-11 Certificates).

Non-Offered Certificates:	The Class A-1 Certificates, Class M-11 Certificates and Retained Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.

Collateral:
As of December 1, 2006, the Mortgage Loans will consist of approximately 5,677 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $1,070,485,303. The Mortgage Loans will be broken into two groups. The Group I Mortgage Loans will represent approximately 1,756 mortgage loans totaling $277,190,611 and the Group II Mortgage Loans will represent approximately 3,921 mortgage loans totaling $793,294,691.

Transaction Overview

Expected Pricing Date:	December [8], 2006.

Expected Closing Date:	December 28, 2006.

Cut-off Date:	December 1, 2006.

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in January 2007.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing December 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Servicer, the Master Servicer and the NIMs Insurer, in that order, may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement

Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and two Interest Rate Cap Agreements, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 3.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in January 2010 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Group I or Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 46.40%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	23.20%	46.40%
	M-1 / M-2 / M-3	12.65%	25.30%
	M-4	10.95%	21.90%
	M-5	9.20%	18.40%
	M-6	7.85%	15.70%
	M-7	6.65%	13.30%
	M-8	5.80%	11.60%
	M-9	4.65%	9.30%
	M-10	3.15%	6.30%
	M-11	1.75%	3.50%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies which are also 60 days delinquent and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [34.48]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or
(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	January 2009 through December 2009	[1.45]% for the first month, plus an additional 1/12th of [1.75]% for each month thereafter
	January 2010 through December 2010	[3.20]% for the first month, plus an additional 1/12th of [1.80]% for each month thereafter
	January 2011 through December 2011	[5.00]% for the first month, plus an additional 1/12th of [1.45]% for each month thereafter
	January 2012 through December 2012	[6.45]% for the first month, plus an additional 1/12th of [0.80]% for each month thereafter
	January 2013 and thereafter	[7.25]%

Payment of Interest

Interest Payment Priority:
On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:
(i)   from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)   the Group I Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount related to such Certificates and from the Group II Interest Remittance Amount, to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates pro-rata, the Senior Interest Distribution Amount related to such Certificates. Any combined Interest Remittance Amount remaining after the distribution of the above will be available to pay any Senior Interest Distribution Amounts remaining unpaid to the Class A Certificates;
(iii)  to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
(iv)  to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
(v)   to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
(vi)  to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
(vii)     to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
(viii)    to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
(ix)  to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
(x)   to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
(xi)  to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;
(xii)      to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class; and
(xiii)     to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the servicer. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicer, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Payment of Interest

Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Monthly Interest Distributable Amount for such Distribution Date with respect to the Class A Certificates and Unpaid Interest Shortfall Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Interest Remittance Amount:	The Interest Remittance Amount means the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class from preceding Distribution Dates exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
Class A Certificates: The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, in the case of the Group I Senior Certificates and the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, in the case of the Group II Senior Certificates, as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.
Class M Certificates: The per annum rate equal to the weighted average of the Net WAC Rate Cap for the Group I Senior Certificates and the Net WAC Rate Cap for the Group II Senior Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap Agreements on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:	The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Payment of Interest

Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap Agreements and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period, first, to the Class A Certificates, pro-rata (based on the Net WAC Rate Carryover Amount outstanding), and then to the Class M Certificates, sequentially. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $1,070,485,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate of (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:
(i)    to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)   to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(iv)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(v)   to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(vi)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(vii)  to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest

Interest Rate Cap Agreements:
On each Distribution Date, any amounts received pursuant to either of the Interest Rate Cap Agreements will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:
(i)   to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)  to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:
(i)   from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)   Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (iii) below, sequentially to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
(iii)  Group II Principal Distribution Amount will be distributed first, sequentially, to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (ii) above, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-1 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-2 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-3 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-4 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-5 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-6 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;
(x)  to the holders of the Class M-7 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-8 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero
(xii)  to the holders of the Class M-9 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero;
(xiii)  to the holders of the Class M-10 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero; and
(xiv)  to the holders of the Class M-11 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) and (xiii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:
(i)   from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)   Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates, up to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, any Group I Principal Distribution Amount remaining undistributed will be distributed sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed after taking into account the distribution of the Group II Principal Distribution Amount as described in (iii) below, until the Certificate Principal Balances thereof have been reduced to zero;
(iii)  Group II Principal Distribution Amount will be distributed first, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero and second, any Group II Principal Distribution Amount remaining undistributed will be distributed to the holders of the Class A-1 Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed after taking into account the distribution in (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(v)   to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)     to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)    to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(x)   to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(xii)     to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal

Group I Principal Distribution Amount:
The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group I Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group I senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group I senior allocation percentage).

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group II Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group II senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group II senior allocation percentage).

Group I Senior Principal Distribution Amount:
The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 53.60% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $1,385,953.

Group II Senior Principal Distribution Amount:
The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 53.60% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,966,474.

Class A Principal Distribution Amount:	The “Class A Principal Distribution Amount” is an amount equal to the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,352,427.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,352,427.

Payment of Principal

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,352,427.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,352,427.

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,352,427.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,352,427.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,352,427.

Payment of Principal

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,352,427.

Class M-11 Principal Distribution Amount:
The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,352,427.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)   to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount allocated pro rata between the Group I Principal Distribution Amount and the Group II Principal Distribution Amount based on the amount of principal received from each Mortgage Loan Group, and distributable as part of the respective Group I and Group II Principal Distribution Amount;
(ii)  to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(iii)      to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(iv)     to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(v)  to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(vi)     to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(vii)    to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(viii)   to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(ix)  to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(x)  to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xi)     to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xii)    to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xiii)   to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xiv)   to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xv)    to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xvi)   to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xvii)  to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xviii) to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xix)    to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xx)     to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxi)    to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxii)   the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxiii)  to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxiv)  to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;
(xxv)   to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
(xxvi)  to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Glenn McIntyre	212-713-3180
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Henry Zhang	212-713-8589
Angus Hamilton	212-713-1412
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Brian Kramer	212-713-1040
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
Kenneth_Epstein@standardandpoors.com

Spencer Van Kirk	212-438-3135
Spencer_Van_Kirk@standardandpoors.com

Moody’s
James Huang	212-553-2935
Zhiqin.Huang@moodys.com

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	5,677
Aggregate Current Principal Balance:	$1,070,485,303
Average Current Principal Balance:	$188,565	$14,984-$1,160,000
Aggregate Original Principal Balance:	$1,071,803,444
Average Original Principal Balance:	$188,798	$15,000-$1,160,000
Fully Amortizing Non-IO Mortgage Loans:	36.37%
Fully Amortizing IO Mortgage Loans:	17.67%
Balloon Loans:	45.96%
1st Lien:	93.52%
Wtd. Avg. Gross Coupon:	8.496%	5.625%-13.850%
Wtd. Avg. Original Term(months):	359	120-360
Wtd. Avg. Remaining Term(months):	355	116-357
Wtd. Avg. Margin (ARM Loan Only):	6.192%	2.500%-7.990%
Maximum Interest Rate (ARM Loans Only):	15.340%	12.625%-19.650%
Minimum Interest Rate (ARM Loans Only):	8.343%	5.625%-12.650%
Wtd. Avg. Original LTV:	82.11%	24.69%-100.00%
Wtd. Avg. Borrower FICO:	622	500-809
Geographic Distribution (Top 5):	CA	31.74%
	FL	8.99%
	NJ	5.52%
	TX	5.06%
	NY	4.44%

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	444	16,898,551	1.58	38,060	11.179	96.75	627	75.45	89.38
50,000.01 to 100,000.00	1,430	106,803,420	9.98	74,688	9.824	86.72	611	71.55	30.59
100,000.01 to 150,000.00	1,056	130,403,717	12.18	123,488	9.076	82.62	617	69.83	14.10
150,000.01 to 200,000.00	722	126,471,997	11.81	175,169	8.505	79.95	610	71.30	2.56
200,000.01 to 250,000.00	557	125,029,841	11.68	224,470	8.277	79.98	615	59.82	0.00
250,000.01 to 300,000.00	387	105,791,232	9.88	273,362	8.246	80.12	616	61.41	0.00
300,000.01 to 350,000.00	269	86,841,852	8.11	322,832	8.210	81.86	620	56.38	0.00
350,000.01 to 400,000.00	283	106,085,423	9.91	374,860	7.948	81.47	630	48.71	0.00
400,000.01 to 450,000.00	190	80,669,731	7.54	424,578	7.960	81.92	634	52.21	0.00
450,000.01 to 500,000.00	153	72,857,212	6.81	476,191	8.005	81.69	631	48.38	0.00
500,000.01 to 550,000.00	72	37,653,893	3.52	522,971	7.980	83.12	635	55.73	0.00
550,000.01 to 600,000.00	46	26,376,775	2.46	573,408	8.147	83.62	636	45.60	0.00
600,000.01 to 650,000.00	19	11,871,520	1.11	624,817	8.088	81.63	640	31.76	0.00
650,000.01 to 700,000.00	23	15,449,759	1.44	671,729	7.951	83.99	647	47.81	0.00
700,000.01 to 750,000.00	12	8,710,505	0.81	725,875	7.585	84.45	640	58.56	0.00
750,000.01 to 800,000.00	4	3,100,589	0.29	775,147	8.786	83.67	703	24.47	0.00
800,000.01 to 850,000.00	2	1,657,179	0.15	828,590	8.923	69.06	593	51.24	0.00
850,000.01 to 900,000.00	3	2,673,755	0.25	891,252	8.708	79.57	659	32.73	0.00
950,000.01 to 1,000,000.00	4	3,978,352	0.37	994,588	8.409	78.99	653	50.00	0.00
1,000,000.01 to 1,250,000.00	1	1,160,000	0.11	1,160,000	8.300	80.00	789	100.00	0.00
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	18	6,861,722	0.64	381,207	5.882	75.17	664	76.58	0.00
6.001 to 6.500	99	29,518,767	2.76	298,169	6.394	76.36	658	94.32	0.00
6.501 to 7.000	329	92,715,162	8.66	281,809	6.815	78.85	649	86.55	0.00
7.001 to 7.500	460	124,383,442	11.62	270,399	7.303	78.48	638	74.34	0.00
7.501 to 8.000	782	188,791,523	17.64	241,421	7.790	79.98	631	58.54	0.09
8.001 to 8.500	701	155,561,263	14.53	221,913	8.295	81.35	627	54.88	0.34
8.501 to 9.000	815	168,847,866	15.77	207,175	8.787	81.93	605	50.59	0.25
9.001 to 9.500	548	99,855,938	9.33	182,219	9.277	82.61	596	55.00	1.57
9.501 to 10.000	541	78,026,158	7.29	144,226	9.758	85.10	589	54.78	5.75
10.001 to 10.500	309	41,879,713	3.91	135,533	10.259	86.31	597	42.98	12.49
10.501 to 11.000	297	30,205,550	2.82	101,702	10.753	90.14	612	42.79	34.03
11.001 to 11.500	210	16,764,694	1.57	79,832	11.272	94.66	640	35.03	70.44
11.501 to 12.000	269	18,385,308	1.72	68,347	11.792	98.06	633	56.59	92.43
12.001 to 12.500	206	13,064,080	1.22	63,418	12.261	99.29	624	57.56	95.11
12.501 to 13.000	78	4,896,890	0.46	62,781	12.813	99.28	607	63.23	96.79
13.001 to 13.500	10	511,454	0.05	51,145	13.128	100.00	614	54.27	100.00
13.501 to 14.000	5	215,773	0.02	43,155	13.705	100.00	602	87.28	100.00
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	274	43,985,207	4.11	160,530	9.318	74.99	510	82.93	0.00
520 to 539	357	63,239,579	5.91	177,142	9.024	75.82	530	82.29	0.00
540 to 559	407	71,596,347	6.69	175,912	8.958	79.10	551	77.78	0.07
560 to 579	403	73,533,046	6.87	182,464	8.825	80.74	570	71.24	0.23
580 to 599	658	131,953,232	12.33	200,537	8.521	81.38	590	70.55	4.48
600 to 619	893	158,160,995	14.77	177,112	8.410	83.59	609	74.93	7.70
620 to 639	695	122,180,508	11.41	175,799	8.403	84.81	629	65.26	9.14
640 to 659	724	138,145,483	12.90	190,809	8.331	83.93	649	44.79	9.36
660 to 679	479	94,470,225	8.82	197,224	8.301	83.49	668	35.90	10.25
680 to 699	281	62,878,607	5.87	223,767	8.286	83.75	689	31.89	9.07
700 to 719	167	36,048,470	3.37	215,859	8.008	83.40	708	32.15	10.51
720 to 739	150	33,176,108	3.10	221,174	8.040	83.52	730	32.31	12.20
740 to 759	98	20,095,427	1.88	205,055	8.020	82.43	749	47.52	12.53
760 to 779	66	14,003,978	1.31	212,181	8.128	81.80	767	32.90	7.62
780 to 799	20	5,470,569	0.51	273,528	8.179	81.86	787	42.94	3.50
800 to 819	5	1,547,521	0.14	309,504	7.494	72.29	803	31.71	0.00
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	694	108,845,555	10.17	156,838	8.574	80.14	622	68.56	3.39
30.01 to 35.00	573	96,144,260	8.98	167,791	8.565	81.84	614	64.34	5.86
35.01 to 40.00	919	172,067,110	16.07	187,233	8.564	82.67	625	57.63	8.08
40.01 to 45.00	1,252	231,285,302	21.61	184,733	8.524	82.72	624	57.76	8.28
45.01 to 50.00	1,906	394,301,193	36.83	206,874	8.468	83.21	627	55.51	6.42
50.01 to 55.00	320	64,743,144	6.05	202,322	8.173	75.55	586	82.01	2.56
55.01 or more	13	3,098,741	0.29	238,365	8.054	80.88	600	60.38	1.36
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	4,633	1,001,084,900	93.52	216,077	8.296	80.88	619	60.27	0.00
2	1,044	69,400,403	6.48	66,475	11.383	99.99	653	57.25	100.00
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	76	13,226,619	1.24	174,034	8.211	41.64	601	69.13	0.00
50.01 to 55.00	71	12,495,013	1.17	175,986	7.993	52.53	596	64.17	0.00
55.01 to 60.00	129	25,751,231	2.41	199,622	7.785	57.63	597	68.68	0.00
60.01 to 65.00	146	30,503,435	2.85	208,928	7.970	63.29	590	62.51	0.00
65.01 to 70.00	185	36,801,116	3.44	198,925	8.194	68.44	583	64.17	0.00
70.01 to 75.00	317	67,843,646	6.34	214,018	8.191	74.02	587	66.50	0.00
75.01 to 80.00	1,878	414,702,882	38.74	220,822	8.075	79.79	639	54.27	0.00
80.01 to 85.00	558	118,109,798	11.03	211,666	8.559	84.49	588	66.92	0.00
85.01 to 90.00	901	193,363,982	18.06	214,610	8.656	89.74	618	60.51	0.00
90.01 to 95.00	359	85,251,475	7.96	237,469	8.566	94.71	638	68.90	0.15
95.01 to 100.00	1,057	72,436,108	6.77	68,530	11.341	100.00	653	56.03	95.63
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full	3,738	643,069,624	60.07	172,036	8.277	81.98	606	100.00	6.18
Stated Doc	1,834	406,537,406	37.98	221,667	8.855	82.42	647	0.00	6.88
Limited Income & Asset	87	17,247,561	1.61	198,248	8.217	82.12	610	0.00	9.86
No Income No Asset	18	3,630,712	0.34	201,706	8.363	71.17	698	0.00	0.00
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refi	2,562	538,007,795	50.26	209,995	8.366	79.61	600	67.05	1.88
Purchase	2,601	429,892,039	40.16	165,280	8.757	85.27	650	47.98	13.57
Rate & Term Refi	514	102,585,469	9.58	199,583	8.083	82.00	618	74.14	0.90
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	4,249	788,621,788	73.67	185,602	8.489	81.87	618	60.87	5.96
Planned Unit Development	739	137,775,889	12.87	186,436	8.479	82.59	623	65.52	7.79
Two- to Four-Family	291	74,386,687	6.95	255,624	8.532	83.41	645	45.71	6.29
Condominium	394	69,188,541	6.46	175,605	8.566	82.48	637	55.22	10.11
Modular Home	4	512,398	0.05	128,099	9.155	85.31	591	100.00	0.00
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	5,089	964,201,397	90.07	189,468	8.437	81.88	618	62.34	6.91
Investor Occupied	394	69,721,274	6.51	176,958	9.202	84.70	647	44.57	0.00
Second Home	194	36,562,632	3.42	188,467	8.716	83.42	661	29.84	7.72
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	849	241,334,385	22.54	284,257	8.151	80.92	635	51.67	8.96
Northern California	331	98,392,911	9.19	297,260	8.309	81.36	627	49.20	6.62
Florida	556	96,208,612	8.99	173,037	8.555	80.40	609	63.15	4.79
New Jersey	248	59,139,453	5.52	238,466	8.497	81.29	622	52.99	5.26
Texas	493	54,212,037	5.06	109,964	8.653	80.79	611	71.11	1.46
New York	151	47,484,044	4.44	314,464	8.106	81.73	641	54.14	5.24
Arizona	228	42,837,389	4.00	187,883	8.445	81.39	613	56.89	3.62
Massachusetts	163	39,060,990	3.65	239,638	8.576	84.03	622	61.69	5.59
Maryland	159	34,866,336	3.26	219,285	8.366	80.82	601	77.74	2.93
Washington	144	25,869,026	2.42	179,646	8.600	82.85	615	71.88	9.27
Other	2,355	331,080,118	30.93	140,586	8.819	84.07	617	66.28	6.98
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
96706	10	3,627,398	0.34	362,740	7.439	80.88	641	51.24	3.42
92336	8	3,118,943	0.29	389,868	8.630	85.56	636	30.89	2.15
91331	10	2,916,547	0.27	291,655	7.862	73.27	629	39.34	8.71
92503	9	2,835,043	0.26	315,005	7.836	82.27	650	58.39	6.16
11368	4	2,468,523	0.23	617,131	7.793	88.62	687	30.38	0.00
11369	4	2,319,624	0.22	579,906	7.483	81.43	645	22.40	0.00
90805	6	2,305,269	0.22	384,212	8.485	87.46	619	41.99	3.77
92553	12	2,194,897	0.21	182,908	8.153	81.45	672	39.93	17.45
92562	6	2,126,036	0.20	354,339	7.619	74.53	662	31.45	5.86
92345	10	2,124,714	0.20	212,471	8.590	85.49	636	42.07	11.08
Other	5,598	1,044,448,309	97.57	186,575	8.509	82.12	621	60.58	6.51
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	48	4,823,911	0.45	100,498	8.460	73.94	612	82.97	4.38
181 to 240	39	3,897,513	0.36	99,936	8.296	78.51	624	85.95	7.01
241 to 300	6	447,533	0.04	74,589	8.849	78.41	568	100.00	0.00
301 to 360	5,584	1,061,316,347	99.14	190,064	8.497	82.17	622	59.86	6.49
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	48	4,823,911	0.45	100,498	8.460	73.94	612	82.97	4.38
181 to 240	39	3,897,513	0.36	99,936	8.296	78.51	624	85.95	7.01
241 to 300	6	447,533	0.04	74,589	8.849	78.41	568	100.00	0.00
301 to 360	5,584	1,061,316,347	99.14	190,064	8.497	82.17	622	59.86	6.49
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR	1,078	175,695,686	16.41	162,983	8.867	82.15	607	56.47	0.00
2/6 MONTH LIBOR - 40 YR AMTERM	1,363	345,812,637	32.30	253,714	8.458	81.41	611	51.21	0.00
2/6 MONTH LIBOR - 60 MONTH IO	414	133,510,628	12.47	322,489	7.735	81.16	644	61.55	0.00
3/6 MONTH LIBOR	112	25,134,245	2.35	224,413	8.310	80.27	622	63.50	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	382	87,584,601	8.18	229,279	8.260	81.27	617	61.28	0.00
3/6 MONTH LIBOR - 60 MONTH IO	193	55,672,876	5.20	288,460	7.587	81.63	646	72.98	0.00
30YR FXD	1,774	179,775,947	16.79	101,339	9.408	85.91	632	69.11	38.33
BALLOON OTHER - 40 YR AMTERM	274	58,577,259	5.47	213,786	7.857	80.16	634	72.93	0.00
20YR FXD	39	3,897,513	0.36	99,936	8.296	78.51	624	85.95	7.01
15YR FXD	44	4,563,442	0.43	103,715	8.433	74.73	609	84.53	3.92
10 YR FIXED	4	260,469	0.02	65,117	8.931	60.23	655	55.66	12.56
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	1,696	293,462,829	27.41	173,032	8.973	83.00	622	58.47	9.32
12	217	63,501,542	5.93	292,634	8.250	80.76	647	47.76	2.81
24	2,475	492,733,928	46.03	199,084	8.423	82.37	616	57.29	5.71
36	1,289	220,787,003	20.62	171,285	8.095	80.76	627	71.95	5.49
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	3,460	614,312,970	57.39	177,547	8.508	83.33	619	62.50	7.55
AAA	921	199,443,126	18.63	216,551	8.017	83.31	689	39.50	10.30
A+	568	115,071,756	10.75	202,591	8.660	81.19	588	69.78	2.14
A-	336	69,044,990	6.45	205,491	8.733	78.49	576	72.12	0.00
B	199	40,028,356	3.74	201,148	9.099	75.28	561	65.12	0.00
C	179	29,886,583	2.79	166,964	9.398	71.70	556	74.35	0.00
C-	14	2,697,522	0.25	192,680	9.213	66.00	530	73.30	0.00
Total:	5,677	1,070,485,303	100.00	188,565	8.496	82.11	622	60.07	6.48

Next Adjustment Date for the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date (Year - Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-02	1	286,485	0.03	286,485	9.350	90.00	556	100.00	0.00
2008-03	7	948,355	0.12	135,479	9.071	86.99	588	58.57	0.00
2008-04	11	1,673,119	0.20	152,102	8.194	82.35	644	50.62	0.00
2008-05	11	2,709,187	0.33	246,290	9.163	84.37	620	27.47	0.00
2008-06	27	5,238,761	0.64	194,028	8.455	80.54	619	52.71	0.00
2008-07	89	23,381,329	2.84	262,712	8.740	80.45	606	39.63	0.00
2008-08	411	105,031,988	12.76	255,552	8.426	81.48	606	60.28	0.00
2008-09	2,298	515,749,727	62.64	224,434	8.399	81.60	619	54.43	0.00
2009-07	32	7,657,540	0.93	239,298	7.821	82.58	610	66.45	0.00
2009-08	175	43,927,339	5.33	251,013	7.778	81.84	630	70.76	0.00
2009-09	480	116,806,844	14.19	243,348	8.160	80.92	627	63.43	0.00
Total:	3,542	823,410,673	100.00	232,471	8.343	81.49	619	56.93	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	2	546,082	0.07	273,041	8.890	92.26	549	100.00	0.00
4.001 to 4.500	1	80,954	0.01	80,954	10.400	90.00	558	100.00	0.00
4.501 to 5.000	1	123,859	0.02	123,859	9.600	80.00	615	100.00	0.00
5.001 to 5.500	5	843,777	0.10	168,755	9.572	72.65	531	85.94	0.00
5.501 to 6.000	734	180,121,139	21.88	245,397	8.051	82.21	638	64.23	0.00
6.001 to 6.500	2,417	557,345,073	67.69	230,594	8.321	82.07	619	56.10	0.00
6.501 to 7.000	244	54,840,253	6.66	224,755	9.056	78.29	581	38.54	0.00
7.001 to 7.500	117	26,518,420	3.22	226,653	9.126	72.29	563	56.67	0.00
7.501 to 8.000	21	2,991,116	0.36	142,434	9.602	71.23	550	92.12	0.00
Total:	3,542	823,410,673	100.00	232,471	8.343	81.49	619	56.93	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	18	6,861,722	0.83	381,207	5.882	75.17	664	76.58	0.00
6.001 to 6.500	59	18,158,013	2.21	307,763	6.330	79.16	651	92.27	0.00
6.501 to 7.000	200	60,865,615	7.39	304,328	6.815	79.48	645	83.85	0.00
7.001 to 7.500	348	99,231,311	12.05	285,147	7.303	79.18	638	73.47	0.00
7.501 to 8.000	638	164,620,259	19.99	258,025	7.790	80.18	631	57.01	0.00
8.001 to 8.500	534	130,095,890	15.80	243,625	8.298	81.89	629	52.74	0.00
8.501 to 9.000	624	143,392,021	17.41	229,795	8.789	82.41	606	47.44	0.00
9.001 to 9.500	410	84,320,100	10.24	205,659	9.280	82.71	594	51.62	0.00
9.501 to 10.000	366	62,579,955	7.60	170,983	9.757	84.44	581	50.08	0.00
10.001 to 10.500	188	32,215,746	3.91	171,360	10.244	84.97	590	34.97	0.00
10.501 to 11.000	109	15,745,176	1.91	144,451	10.738	85.54	585	29.85	0.00
11.001 to 11.500	32	3,877,116	0.47	121,160	11.247	84.31	582	19.32	0.00
11.501 to 12.000	10	856,415	0.10	85,642	11.718	72.06	548	79.79	0.00
12.001 to 12.500	5	536,170	0.07	107,234	12.267	86.62	586	10.65	0.00
12.501 to 13.000	1	55,166	0.01	55,166	12.650	64.24	506	0.00	0.00
Total:	3,542	823,410,673	100.00	232,471	8.343	81.49	619	56.93	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.501 to 13.000	19	7,073,572	0.86	372,293	5.915	75.76	664	77.29	0.00
13.001 to 13.500	59	18,158,013	2.21	307,763	6.330	79.16	651	92.27	0.00
13.501 to 14.000	203	61,465,008	7.46	302,783	6.826	79.28	644	83.31	0.00
14.001 to 14.500	349	99,395,254	12.07	284,800	7.304	79.18	639	73.51	0.00
14.501 to 15.000	637	164,643,417	20.00	258,467	7.795	80.29	631	57.03	0.00
15.001 to 15.500	535	130,284,417	15.82	243,522	8.301	81.89	629	52.66	0.00
15.501 to 16.000	623	142,830,142	17.35	229,262	8.790	82.37	606	47.41	0.00
16.001 to 16.500	408	83,967,629	10.20	205,803	9.280	82.72	595	51.64	0.00
16.501 to 17.000	364	62,307,434	7.57	171,174	9.757	84.46	581	50.10	0.00
17.001 to 17.500	189	32,307,228	3.92	170,938	10.247	84.96	590	34.87	0.00
17.501 to 18.000	109	15,745,176	1.91	144,451	10.738	85.54	585	29.85	0.00
18.001 to 18.500	32	3,836,790	0.47	119,900	11.257	84.36	579	19.52	0.00
18.501 to 19.000	10	856,415	0.10	85,642	11.718	72.06	548	79.79	0.00
19.001 to 19.500	4	485,014	0.06	121,253	12.290	87.32	590	11.77	0.00
19.501 to 20.000	1	55,166	0.01	55,166	12.650	64.24	506	0.00	0.00
Total:	3,542	823,410,673	100.00	232,471	8.343	81.49	619	56.93	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	15	2,789,067	0.34	185,938	8.632	80.35	617	53.10	0.00
1.500	75	15,932,783	1.93	212,437	8.757	81.56	609	54.33	0.00
2.000	3,452	804,688,823	97.73	233,108	8.334	81.49	619	56.99	0.00
Total:	3,542	823,410,673	100.00	232,471	8.343	81.49	619	56.93	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	15	2,789,067	0.34	185,938	8.632	80.35	617	53.10	0.00
1.500	3,527	820,621,606	99.66	232,668	8.342	81.49	619	56.94	0.00
Total:	3,542	823,410,673	100.00	232,471	8.343	81.49	619	56.93	0.00

Collateral Summary for the Group I Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).

Number of Mortgage Loans:	1,756
Aggregate Current Principal Balance:	$277,190,611
Average Current Principal Balance:	$157,853	$14,984-$562,000
Aggregate Original Principal Balance:	$277,518,269
Average Original Principal Balance:	$158,040	$15,000-$562,000
Fully Amortizing Non-IO Mortgage Loans:	35.75%
Fully Amortizing IO Mortgage Loans:	17.51%
Balloon Loans:	46.74%
1st Lien:	94.48%
Wtd. Avg. Gross Coupon:	8.600%	5.700%-13.850%
Wtd. Avg. Original Term(months):	359	120-360
Wtd. Avg. Remaining Term(months):	355	116-357
Wtd. Avg. Margin(ARM Loan Only):	6.208%	5.100%-7.600%
Maximum Interest Rate (ARM Loans Only):	15.449%	12.700%-19.650%
Minimum Interest Rate (ARM Loans Only):	8.456%	5.700%-12.650%
Wtd. Avg. Original LTV:	82.72%	38.28%-100.00%
Wtd. Avg. Borrower FICO:	620	500-792
Geographic Distribution (Top 5):	CA	20.37%
	FL	10.37%
	NJ	6.37%
	TX	5.85%
	AZ	4.78%

Current Unpaid Principal Balance of the Group I Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	245	8,872,720	3.20	36,215	11.394	98.26	625	81.45	94.38
50,000.01 to 100,000.00	431	31,773,769	11.46	73,721	9.599	85.88	606	72.63	21.05
100,000.01 to 150,000.00	329	40,589,321	14.64	123,372	8.728	82.14	622	65.30	0.60
150,000.01 to 200,000.00	233	40,676,312	14.67	174,576	8.496	81.62	617	57.77	0.00
200,000.01 to 250,000.00	176	39,689,476	14.32	225,508	8.292	79.88	617	47.49	0.00
250,000.01 to 300,000.00	115	31,550,714	11.38	274,354	8.320	81.63	618	55.36	0.00
300,000.01 to 350,000.00	81	26,106,892	9.42	322,307	8.312	83.93	627	41.71	0.00
350,000.01 to 400,000.00	102	38,460,366	13.88	377,062	8.129	81.60	625	40.03	0.00
400,000.01 to 450,000.00	29	11,944,097	4.31	411,865	8.115	82.45	622	48.07	0.00
450,000.01 to 500,000.00	8	3,826,545	1.38	478,318	7.386	79.62	662	50.53	0.00
500,000.01 to 550,000.00	6	3,138,399	1.13	523,067	8.484	85.55	646	34.18	0.00
550,000.01 to 600,000.00	1	562,000	0.20	562,000	8.475	74.93	585	100.00	0.00
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Current Mortgage Rates of the Group I Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	3	1,235,325	0.45	411,775	5.855	71.76	666	60.27	0.00
6.001 to 6.500	18	3,001,965	1.08	166,776	6.373	78.08	665	81.69	0.00
6.501 to 7.000	69	17,563,460	6.34	254,543	6.809	80.98	646	79.21	0.00
7.001 to 7.500	133	30,253,650	10.91	227,471	7.311	78.90	648	67.81	0.00
7.501 to 8.000	252	53,421,444	19.27	211,990	7.793	80.24	634	54.54	0.06
8.001 to 8.500	251	45,366,604	16.37	180,743	8.295	81.23	624	51.56	0.33
8.501 to 9.000	219	39,733,192	14.33	181,430	8.771	83.64	610	45.15	0.82
9.001 to 9.500	161	26,639,510	9.61	165,463	9.295	82.69	599	46.26	0.80
9.501 to 10.000	181	25,147,775	9.07	138,938	9.744	85.38	585	53.27	3.11
10.001 to 10.500	106	13,112,644	4.73	123,704	10.248	86.53	603	42.83	9.01
10.501 to 11.000	94	8,381,974	3.02	89,170	10.729	88.50	601	49.88	23.18
11.001 to 11.500	58	3,950,945	1.43	68,120	11.261	91.25	607	42.72	54.05
11.501 to 12.000	88	4,191,299	1.51	47,628	11.794	96.73	613	73.95	86.81
12.001 to 12.500	84	3,405,296	1.23	40,539	12.234	98.19	616	72.09	93.27
12.501 to 13.000	30	1,417,578	0.51	47,253	12.746	98.61	599	74.35	96.11
13.001 to 13.500	6	231,580	0.08	38,597	13.160	100.00	605	75.07	100.00
13.501 to 14.000	3	136,368	0.05	45,456	13.700	100.00	594	100.00	100.00
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Credit Scores of the Group I Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	77	12,413,632	4.48	161,216	9.549	77.46	510	65.10	0.00
520 to 539	109	18,289,541	6.60	167,794	9.282	78.78	531	74.95	0.00
540 to 559	104	14,510,479	5.23	139,524	9.175	81.11	550	68.82	0.00
560 to 579	130	21,642,907	7.81	166,484	8.966	82.00	571	61.39	0.23
580 to 599	221	35,337,195	12.75	159,897	8.597	81.02	589	72.97	5.71
600 to 619	276	35,772,027	12.91	129,609	8.589	84.94	609	78.82	12.48
620 to 639	238	38,051,304	13.73	159,879	8.265	84.08	629	62.54	7.56
640 to 659	228	35,433,306	12.78	155,409	8.342	83.44	649	38.06	7.34
660 to 679	147	24,423,220	8.81	166,144	8.615	83.95	668	18.57	5.87
680 to 699	72	13,005,043	4.69	180,626	8.283	84.94	687	25.19	4.66
700 to 719	55	10,285,230	3.71	187,004	8.069	84.53	708	25.20	6.05
720 to 739	39	6,730,380	2.43	172,574	8.123	82.88	730	27.90	6.12
740 to 759	32	6,029,504	2.18	188,422	7.795	82.75	748	49.04	0.82
760 to 779	21	3,683,600	1.33	175,410	8.482	83.59	767	14.20	4.68
780 to 799	7	1,583,243	0.57	226,178	8.243	82.20	786	7.92	0.00
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

DTI Ratios of the Group I Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	194	27,620,606	9.96	142,374	8.632	82.04	627	57.71	3.43
30.01 to 35.00	187	29,171,450	10.52	155,997	8.733	82.96	616	53.24	4.12
35.01 to 40.00	283	46,962,999	16.94	165,947	8.566	82.26	626	48.75	4.03
40.01 to 45.00	389	61,956,116	22.35	159,270	8.587	82.93	620	52.40	5.20
45.01 to 50.00	623	98,216,461	35.43	157,651	8.594	83.41	621	58.16	7.44
50.01 to 55.00	76	12,458,174	4.49	163,923	8.515	78.24	589	62.36	5.59
55.01 or more	4	804,805	0.29	201,201	7.633	93.39	656	61.68	5.24
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Lien Status of the Group I Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	1,413	261,884,126	94.48	185,339	8.432	81.71	619	53.66	0.00
2	343	15,306,485	5.52	44,625	11.462	100.00	635	76.30	100.00
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Original LTV Ratios of the Group I Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	15	3,088,189	1.11	205,879	8.420	41.10	632	4.37	0.00
50.01 to 55.00	20	3,639,801	1.31	181,990	7.822	52.62	605	23.59	0.00
55.01 to 60.00	31	5,931,715	2.14	191,346	7.998	57.67	604	37.12	0.00
60.01 to 65.00	34	8,003,063	2.89	235,384	8.156	62.99	609	15.59	0.00
65.01 to 70.00	52	10,060,901	3.63	193,479	8.503	68.04	584	18.99	0.00
70.01 to 75.00	72	14,124,472	5.10	196,173	8.385	73.98	595	28.21	0.00
75.01 to 80.00	568	96,309,117	34.74	169,558	8.237	79.82	629	56.31	0.00
80.01 to 85.00	167	33,216,607	11.98	198,902	8.430	84.60	584	85.18	0.00
85.01 to 90.00	321	57,569,762	20.77	179,345	8.779	89.72	626	52.99	0.00
90.01 to 95.00	127	28,814,340	10.40	226,885	8.608	94.76	644	56.16	0.00
95.01 to 100.00	349	16,432,645	5.93	47,085	11.312	100.00	636	77.04	93.15
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Documentation Levels of the Group I Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full	1,107	152,214,241	54.91	137,502	8.492	84.99	603	100.00	7.67
Stated Doc	613	118,671,984	42.81	193,592	8.758	80.11	642	0.00	2.82
Limited Income & Asset	25	4,513,955	1.63	180,558	8.284	81.17	609	0.00	6.25
No Income No Asset	11	1,790,432	0.65	162,767	8.074	67.44	687	0.00	0.00
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Purpose of the Group I Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refi	817	154,161,916	55.62	188,693	8.555	81.51	605	54.47	3.93
Purchase	729	84,510,596	30.49	115,927	8.879	85.05	647	50.09	10.48
Rate & Term Refi	210	38,518,099	13.90	183,420	8.168	82.46	623	67.28	1.01
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Property Types of the Group I Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	1,320	201,125,371	72.56	152,368	8.628	82.86	616	56.94	5.67
Planned Unit Development	235	37,849,695	13.65	161,063	8.539	81.98	620	57.64	6.64
Two- to Four-Family	79	20,120,310	7.26	254,687	8.487	84.22	643	39.34	1.72
Condominium	121	18,009,024	6.50	148,835	8.525	81.18	638	43.72	5.82
Modular Home	1	86,211	0.03	86,211	10.350	75.00	538	100.00	0.00
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	1,533	236,438,382	85.30	154,232	8.531	82.33	613	60.43	6.47
Investor Occupied	141	24,263,955	8.75	172,085	9.419	88.07	659	26.98	0.00
Second Home	82	16,488,274	5.95	201,077	8.374	80.50	672	16.97	0.00
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Geographic Distribution of the Mortgage Properties Related to the Group I Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	139	39,805,786	14.36	286,373	7.955	78.33	627	37.08	1.94
Florida	172	28,736,505	10.37	167,073	8.699	81.62	607	47.44	3.26
New Jersey	75	17,655,129	6.37	235,402	8.451	83.82	627	50.61	3.53
Northern California	60	16,666,516	6.01	277,775	8.370	81.39	618	43.01	2.29
Texas	159	16,228,659	5.85	102,067	8.760	81.26	614	64.10	1.30
Arizona	83	13,260,360	4.78	159,763	8.710	81.59	615	47.73	5.21
Massachusetts	55	11,574,372	4.18	210,443	8.441	86.38	639	59.42	7.64
Nevada	53	10,446,627	3.77	197,106	8.298	85.29	639	52.32	8.61
Hawaii	31	8,210,905	2.96	264,868	8.192	80.49	662	29.73	8.48
Maryland	41	8,020,425	2.89	195,620	8.396	81.43	614	69.43	6.13
Other	888	106,585,327	38.45	120,029	8.930	84.67	615	66.27	8.18
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Zip Code Distribution of the Mortgage Properties Related of the Group I Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
96706	5	1,817,322	0.66	363,464	7.779	77.55	608	60.74	4.23
96793	3	1,108,652	0.40	369,551	7.823	75.13	677	0.00	8.83
90810	3	1,102,119	0.40	367,373	8.287	79.48	593	71.89	0.00
93446	3	1,002,424	0.36	334,141	8.785	73.11	590	28.37	0.00
32725	5	970,784	0.35	194,157	8.690	84.33	602	74.56	4.20
91761	3	944,827	0.34	314,942	7.339	74.57	631	62.98	0.00
07093	2	930,325	0.34	465,163	8.543	89.79	678	0.00	0.00
01841	3	908,967	0.33	302,989	7.378	87.21	682	60.89	0.00
92507	3	902,769	0.33	300,923	7.561	73.61	628	0.00	0.00
89048	4	899,683	0.32	224,921	8.948	93.53	627	68.34	4.59
Other	1,722	266,602,737	96.18	154,822	8.620	82.82	620	55.34	5.64
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Original Term to Maturity of the Group I Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	14	1,006,849	0.36	71,918	8.970	76.48	647	47.94	21.00
181 to 240	11	1,165,368	0.42	105,943	8.244	83.47	599	90.01	4.47
241 to 300	1	106,639	0.04	106,639	7.450	92.25	657	100.00	0.00
301 to 360	1,730	274,911,755	99.18	158,909	8.600	82.74	620	54.77	5.47
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Remaining Term to Maturity of the Group I Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	14	1,006,849	0.36	71,918	8.970	76.48	647	47.94	21.00
181 to 240	11	1,165,368	0.42	105,943	8.244	83.47	599	90.01	4.47
241 to 300	1	106,639	0.04	106,639	7.450	92.25	657	100.00	0.00
301 to 360	1,730	274,911,755	99.18	158,909	8.600	82.74	620	54.77	5.47
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Product Type of the Group I Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR	356	51,228,353	18.48	143,900	8.945	81.95	608	53.21	0.00
2/6 MONTH LIBOR - 40 YR AMTERM	447	96,794,811	34.92	216,543	8.523	82.97	611	49.67	0.00
2/6 MONTH LIBOR - 60 MONTH IO	133	33,134,443	11.95	249,131	7.818	80.71	637	59.04	0.00
3/6 MONTH LIBOR	25	4,457,914	1.61	178,317	8.525	82.71	659	40.87	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	114	19,898,778	7.18	174,551	8.451	81.89	626	48.35	0.00
3/6 MONTH LIBOR - 60 MONTH IO	66	15,402,464	5.56	233,371	7.775	77.93	637	62.08	0.00
30YR FXD	526	41,224,491	14.87	78,374	9.549	86.21	624	65.67	36.49
BALLOON OTHER - 40 YR AMTERM	64	12,877,140	4.65	201,205	8.025	85.45	640	59.86	0.00
20YR FXD	11	1,165,368	0.42	105,943	8.244	83.47	599	90.01	4.47
15YR FXD	11	796,389	0.29	72,399	9.067	80.76	639	48.69	22.44
10 YR FIXED	3	210,461	0.08	70,154	8.606	60.28	679	45.13	15.54
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Prepayment Penalty Term of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	556	78,908,450	28.47	141,922	9.060	84.09	621	56.18	9.21
12	45	10,060,534	3.63	223,567	8.355	77.96	634	47.18	2.02
24	804	138,152,182	49.84	171,831	8.466	82.47	615	53.57	3.58
36	351	50,069,445	18.06	142,648	8.292	82.24	629	58.18	5.77
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,136	164,439,171	59.32	144,753	8.590	83.92	622	57.05	7.27
AAA	238	41,543,521	14.99	174,553	8.005	83.94	692	35.83	5.61
A+	180	33,651,762	12.14	186,954	8.705	81.49	589	60.72	3.03
A-	85	17,242,502	6.22	202,853	8.814	78.86	571	67.88	0.00
B	70	13,352,880	4.82	190,755	9.442	76.06	553	58.16	0.00
C	47	6,960,776	2.51	148,102	9.734	75.55	560	51.89	0.00
Total:	1,756	277,190,611	100.00	157,853	8.600	82.72	620	54.91	5.52

Next Adjustment Date for the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date (Year - Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-03	2	392,924	0.18	196,462	8.651	94.10	623	0.00	0.00
2008-04	2	278,044	0.13	139,022	8.064	77.74	611	0.00	0.00
2008-05	1	117,470	0.05	117,470	11.350	75.00	504	0.00	0.00
2008-06	8	1,036,730	0.47	129,591	9.609	75.34	581	21.95	0.00
2008-07	18	3,572,333	1.62	198,463	8.954	86.96	655	3.29	0.00
2008-08	90	18,867,991	8.54	209,644	8.425	81.77	608	54.04	0.00
2008-09	815	156,892,115	71.02	192,506	8.505	82.25	615	53.77	0.00
2009-07	12	3,071,683	1.39	255,974	7.843	80.28	613	52.49	0.00
2009-08	42	8,538,848	3.87	203,306	8.094	79.69	641	49.04	0.00
2009-09	151	28,148,626	12.74	186,415	8.267	80.69	635	54.02	0.00
Total:	1,141	220,916,763	100.00	193,617	8.456	81.94	618	52.46	0.00

Gross Margins of the Adjustable-Rate Group I Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	147,700	0.07	147,700	9.950	85.00	519	100.00	0.00
5.501 to 6.000	227	45,707,995	20.69	201,357	8.104	83.12	640	59.56	0.00
6.001 to 6.500	789	148,792,586	67.35	188,584	8.431	82.75	620	53.79	0.00
6.501 to 7.000	88	19,506,331	8.83	221,663	9.040	75.66	577	30.80	0.00
7.001 to 7.500	32	6,423,176	2.91	200,724	9.648	73.82	564	33.39	0.00
7.501 to 8.000	4	338,975	0.15	84,744	10.285	81.21	585	100.00	0.00
Total:	1,141	220,916,763	100.00	193,617	8.456	81.94	618	52.46	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	3	1,235,325	0.56	411,775	5.855	71.76	666	60.27	0.00
6.001 to 6.500	12	2,143,445	0.97	178,620	6.322	78.99	665	87.08	0.00
6.501 to 7.000	53	13,458,413	6.09	253,932	6.813	79.29	638	77.17	0.00
7.001 to 7.500	102	23,670,420	10.71	232,063	7.309	78.87	648	67.66	0.00
7.501 to 8.000	217	47,082,774	21.31	216,971	7.789	80.21	631	55.17	0.00
8.001 to 8.500	194	37,149,694	16.82	191,493	8.298	82.27	624	53.39	0.00
8.501 to 9.000	174	34,566,406	15.65	198,658	8.776	84.05	609	42.52	0.00
9.001 to 9.500	127	22,855,019	10.35	179,961	9.300	82.89	601	43.31	0.00
9.501 to 10.000	128	20,739,379	9.39	162,026	9.743	84.79	581	51.12	0.00
10.001 to 10.500	69	10,630,959	4.81	154,072	10.231	85.03	597	36.74	0.00
10.501 to 11.000	40	5,054,249	2.29	126,356	10.715	84.81	594	29.87	0.00
11.001 to 11.500	12	1,543,342	0.70	128,612	11.243	83.14	570	5.13	0.00
11.501 to 12.000	6	502,952	0.23	83,825	11.745	74.87	544	65.58	0.00
12.001 to 12.500	3	229,221	0.10	76,407	12.280	73.18	554	24.91	0.00
12.501 to 13.000	1	55,166	0.02	55,166	12.650	64.24	506	0.00	0.00
Total:	1,141	220,916,763	100.00	193,617	8.456	81.94	618	52.46	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.501 to 13.000	4	1,447,175	0.66	361,794	6.021	75.16	668	66.09	0.00
13.001 to 13.500	12	2,143,445	0.97	178,620	6.322	78.99	665	87.08	0.00
13.501 to 14.000	55	13,925,864	6.30	253,198	6.852	78.29	637	74.88	0.00
14.001 to 14.500	102	23,670,420	10.71	232,063	7.309	78.87	648	67.66	0.00
14.501 to 15.000	215	46,809,124	21.19	217,717	7.801	80.58	631	54.95	0.00
15.001 to 15.500	195	37,320,930	16.89	191,389	8.303	82.25	624	53.61	0.00
15.501 to 16.000	174	34,314,449	15.53	197,209	8.779	83.95	609	42.83	0.00
16.001 to 16.500	126	22,683,782	10.27	180,030	9.299	82.92	602	42.88	0.00
16.501 to 17.000	127	20,585,685	9.32	162,092	9.741	84.75	581	51.51	0.00
17.001 to 17.500	69	10,630,959	4.81	154,072	10.231	85.03	597	36.74	0.00
17.501 to 18.000	40	5,054,249	2.29	126,356	10.715	84.81	594	29.87	0.00
18.001 to 18.500	12	1,543,342	0.70	128,612	11.243	83.14	570	5.13	0.00
18.501 to 19.000	6	502,952	0.23	83,825	11.745	74.87	544	65.58	0.00
19.001 to 19.500	3	229,221	0.10	76,407	12.280	73.18	554	24.91	0.00
19.501 to 20.000	1	55,166	0.02	55,166	12.650	64.24	506	0.00	0.00
Total:	1,141	220,916,763	100.00	193,617	8.456	81.94	618	52.46	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	7	1,621,731	0.73	231,676	8.307	79.69	623	39.31	0.00
1.500	18	3,174,405	1.44	176,356	8.949	83.68	611	20.27	0.00
2.000	1,116	216,120,627	97.83	193,656	8.450	81.93	618	53.04	0.00
Total:	1,141	220,916,763	100.00	193,617	8.456	81.94	618	52.46	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	7	1,621,731	0.73	231,676	8.307	79.69	623	39.31	0.00
1.500	1,134	219,295,032	99.27	193,382	8.457	81.96	618	52.56	0.00
Total:	1,141	220,916,763	100.00	193,617	8.456	81.94	618	52.46	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,921
Aggregate Current Principal Balance:	$793,294,691
Average Current Principal Balance:	$202,319	$15,960-$1,160,000
Aggregate Original Principal Balance:	$794,285,174
Average Original Principal Balance:	$202,572	$15,980-$1,160,000
Fully Amortizing Non-IO Mortgage Loans:	36.59%
Fully Amortizing IO Mortgage Loans:	17.73%
Balloon Loans:	45.68%
1st Lien:	93.18%
Wtd. Avg. Gross Coupon:	8.460%	5.625%-13.800%
Wtd. Avg. Original Term(months):	359	120-360
Wtd. Avg. Remaining Term(months):	355	116-357
Wtd. Avg. Margin(ARM Loan Only):	6.187%	2.500%-7.990%
Maximum Interest Rate (ARM Loans Only):	15.300%	12.625%-19.300%
Minimum Interest Rate (ARM Loans Only):	8.302%	5.625%-12.300%
Wtd. Avg. Original LTV:	81.90%	24.69%-100.00%
Wtd. Avg. Borrower FICO:	622	500-809
Geographic Distribution (Top 5):	CA	35.71%
	FL	8.51%
	NJ	5.23%
	NY	5.21%
	TX	4.79%

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	199	8,025,831	1.01	40,331	10.941	95.08	630	68.82	83.85
50,000.01 to 100,000.00	999	75,029,651	9.46	75,105	9.920	87.08	613	71.10	34.63
100,000.01 to 150,000.00	727	89,814,396	11.32	123,541	9.233	82.84	614	71.88	20.20
150,000.01 to 200,000.00	489	85,795,685	10.82	175,451	8.509	79.16	606	77.72	3.77
200,000.01 to 250,000.00	381	85,340,365	10.76	223,990	8.270	80.02	613	65.55	0.00
250,000.01 to 300,000.00	272	74,240,518	9.36	272,943	8.214	79.48	615	63.98	0.00
300,000.01 to 350,000.00	188	60,734,959	7.66	323,058	8.167	80.97	617	62.69	0.00
350,000.01 to 400,000.00	181	67,625,058	8.52	373,619	7.844	81.40	632	53.65	0.00
400,000.01 to 450,000.00	161	68,725,635	8.66	426,867	7.933	81.83	636	52.93	0.00
450,000.01 to 500,000.00	145	69,030,666	8.70	476,074	8.040	81.81	629	48.26	0.00
500,000.01 to 550,000.00	66	34,515,494	4.35	522,962	7.935	82.89	633	57.69	0.00
550,000.01 to 600,000.00	45	25,814,775	3.25	573,662	8.140	83.81	637	44.41	0.00
600,000.01 to 650,000.00	19	11,871,520	1.50	624,817	8.088	81.63	640	31.76	0.00
650,000.01 to 700,000.00	23	15,449,759	1.95	671,729	7.951	83.99	647	47.81	0.00
700,000.01 to 750,000.00	12	8,710,505	1.10	725,875	7.585	84.45	640	58.56	0.00
750,000.01 to 800,000.00	4	3,100,589	0.39	775,147	8.786	83.67	703	24.47	0.00
800,000.01 to 850,000.00	2	1,657,179	0.21	828,590	8.923	69.06	593	51.24	0.00
850,000.01 to 900,000.00	3	2,673,755	0.34	891,252	8.708	79.57	659	32.73	0.00
950,000.01 to 1,000,000.00	4	3,978,352	0.50	994,588	8.409	78.99	653	50.00	0.00
1,000,000.01 to 1,250,000.00	1	1,160,000	0.15	1,160,000	8.300	80.00	789	100.00	0.00
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	15	5,626,397	0.71	375,093	5.887	75.92	664	80.16	0.00
6.001 to 6.500	81	26,516,802	3.34	327,368	6.396	76.16	657	95.75	0.00
6.501 to 7.000	260	75,151,702	9.47	289,045	6.817	78.35	650	88.26	0.00
7.001 to 7.500	327	94,129,792	11.87	287,859	7.301	78.34	635	76.44	0.00
7.501 to 8.000	530	135,370,079	17.06	255,415	7.789	79.88	630	60.12	0.11
8.001 to 8.500	450	110,194,659	13.89	244,877	8.295	81.40	629	56.25	0.35
8.501 to 9.000	596	129,114,674	16.28	216,635	8.792	81.40	604	52.27	0.08
9.001 to 9.500	387	73,216,428	9.23	189,190	9.271	82.58	595	58.18	1.85
9.501 to 10.000	360	52,878,383	6.67	146,884	9.765	84.96	591	55.50	7.01
10.001 to 10.500	203	28,767,069	3.63	141,710	10.265	86.21	594	43.05	14.08
10.501 to 11.000	203	21,823,576	2.75	107,505	10.762	90.77	617	40.06	38.20
11.001 to 11.500	152	12,813,749	1.62	84,301	11.276	95.71	650	32.65	75.49
11.501 to 12.000	181	14,194,008	1.79	78,420	11.792	98.45	639	51.46	94.09
12.001 to 12.500	122	9,658,783	1.22	79,170	12.270	99.68	627	52.44	95.76
12.501 to 13.000	48	3,479,312	0.44	72,486	12.841	99.56	611	58.70	97.07
13.001 to 13.500	4	279,874	0.04	69,968	13.101	100.00	622	37.06	100.00
13.501 to 14.000	2	79,404	0.01	39,702	13.714	100.00	615	65.44	100.00
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	197	31,571,576	3.98	160,262	9.228	74.02	510	89.93	0.00
520 to 539	248	44,950,038	5.67	181,250	8.919	74.62	530	85.28	0.00
540 to 559	303	57,085,868	7.20	188,402	8.903	78.58	551	80.06	0.09
560 to 579	273	51,890,139	6.54	190,074	8.766	80.21	570	75.35	0.23
580 to 599	437	96,616,037	12.18	221,089	8.493	81.52	590	69.66	4.03
600 to 619	617	122,388,968	15.43	198,361	8.358	83.19	609	73.79	6.30
620 to 639	457	84,129,204	10.61	184,090	8.465	85.15	629	66.49	9.85
640 to 659	496	102,712,177	12.95	207,081	8.327	84.10	648	47.12	10.06
660 to 679	332	70,047,005	8.83	210,985	8.191	83.34	669	41.95	11.78
680 to 699	209	49,873,564	6.29	238,629	8.286	83.44	689	33.64	10.23
700 to 719	112	25,763,240	3.25	230,029	7.983	82.95	708	34.92	12.30
720 to 739	111	26,445,728	3.33	238,250	8.018	83.68	730	33.44	13.75
740 to 759	66	14,065,924	1.77	213,120	8.117	82.30	750	46.87	17.55
760 to 779	45	10,320,378	1.30	229,342	8.001	81.16	768	39.58	8.67
780 to 799	13	3,887,325	0.49	299,025	8.153	81.73	788	57.20	4.92
800 to 819	5	1,547,521	0.20	309,504	7.494	72.29	803	31.71	0.00
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

DTI Ratios of the Group II Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	500	81,224,949	10.24	162,450	8.555	79.49	620	72.25	3.38
30.01 to 35.00	386	66,972,810	8.44	173,505	8.491	81.35	614	69.17	6.61
35.01 to 40.00	636	125,104,110	15.77	196,705	8.563	82.82	625	60.96	9.60
40.01 to 45.00	863	169,329,186	21.35	196,210	8.501	82.65	625	59.72	9.41
45.01 to 50.00	1,283	296,084,731	37.32	230,775	8.426	83.15	628	54.63	6.08
50.01 to 55.00	244	52,284,969	6.59	214,283	8.092	74.90	586	86.68	1.83
55.01 or more	9	2,293,936	0.29	254,882	8.201	76.49	581	59.93	0.00
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	3,220	739,200,774	93.18	229,565	8.247	80.58	619	62.61	0.00
2	701	54,093,917	6.82	77,167	11.360	99.99	659	51.86	100.00
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Original LTV Ratios of the Group II Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	61	10,138,430	1.28	166,204	8.147	41.80	592	88.86	0.00
50.01 to 55.00	51	8,855,211	1.12	173,632	8.063	52.49	592	80.84	0.00
55.01 to 60.00	98	19,819,515	2.50	202,240	7.721	57.62	595	78.12	0.00
60.01 to 65.00	112	22,500,372	2.84	200,896	7.904	63.39	583	79.20	0.00
65.01 to 70.00	133	26,740,215	3.37	201,054	8.077	68.58	582	81.17	0.00
70.01 to 75.00	245	53,719,174	6.77	219,262	8.140	74.03	585	76.57	0.00
75.01 to 80.00	1,310	318,393,766	40.14	243,049	8.027	79.79	642	53.65	0.00
80.01 to 85.00	391	84,893,190	10.70	217,118	8.610	84.45	589	59.77	0.00
85.01 to 90.00	580	135,794,220	17.12	234,128	8.605	89.75	615	63.69	0.00
90.01 to 95.00	232	56,437,136	7.11	243,264	8.544	94.69	635	75.41	0.23
95.01 to 100.00	708	56,003,464	7.06	79,101	11.350	100.00	658	49.86	96.36
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full	2,631	490,855,384	61.88	186,566	8.210	81.05	607	100.00	5.72
Stated Doc	1,221	287,865,422	36.29	235,762	8.895	83.38	649	0.00	8.55
Limited Income & Asset	62	12,733,606	1.61	205,381	8.193	82.45	610	0.00	11.14
No Income No Asset	7	1,840,280	0.23	262,897	8.644	74.79	708	0.00	0.00
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refi	1,745	383,845,879	48.39	219,969	8.290	78.85	598	72.11	1.06
Purchase	1,872	345,381,443	43.54	184,499	8.727	85.33	651	47.46	14.33
Rate & Term Refi	304	64,067,370	8.08	210,748	8.031	81.72	615	78.26	0.84
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,929	587,496,416	74.06	200,579	8.441	81.54	618	62.22	6.06
Planned Unit Development	504	99,926,194	12.60	198,266	8.456	82.82	625	68.51	8.22
Two- to Four-Family	212	54,266,377	6.84	255,973	8.549	83.11	645	48.08	7.98
Condominium	273	51,179,517	6.45	187,471	8.580	82.94	636	59.27	11.62
Modular Home	3	426,187	0.05	142,062	8.913	87.39	602	100.00	0.00
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,556	727,763,014	91.74	204,658	8.406	81.73	620	62.96	7.05
Investor Occupied	253	45,457,319	5.73	179,673	9.086	82.90	640	53.96	0.00
Second Home	112	20,074,358	2.53	179,235	8.997	85.82	652	40.41	14.06
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	710	201,528,599	25.40	283,843	8.189	81.44	636	54.56	10.34
Northen California	271	81,726,395	10.30	301,573	8.296	81.36	629	50.46	7.50
Florida	384	67,472,107	8.51	175,709	8.493	79.88	609	69.84	5.45
New Jersey	173	41,484,324	5.23	239,794	8.517	80.21	620	54.01	6.00
New York	125	41,345,567	5.21	330,765	8.065	82.31	643	54.88	5.38
Texas	334	37,983,378	4.79	113,723	8.607	80.59	610	74.10	1.52
Arizona	145	29,577,029	3.73	203,980	8.327	81.30	612	61.00	2.91
Massachusetts	108	27,486,618	3.46	254,506	8.633	83.04	614	62.65	4.73
Maryland	118	26,845,911	3.38	227,508	8.356	80.64	597	80.23	1.97
Washington	97	18,813,780	2.37	193,956	8.540	82.27	610	76.30	8.71
Other	1,456	219,030,982	27.61	150,433	8.799	83.68	615	67.64	6.31
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Zip Code Distribution of the Mortgage Properties Related of the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
92336	7	2,745,648	0.35	392,235	8.505	84.96	643	35.09	2.44
92503	8	2,515,360	0.32	314,420	7.876	82.56	644	65.81	6.95
11368	4	2,468,523	0.31	617,131	7.793	88.62	687	30.38	0.00
11369	4	2,319,624	0.29	579,906	7.483	81.43	645	22.40	0.00
91331	8	2,255,790	0.28	281,974	8.112	75.98	636	50.86	11.26
92562	6	2,126,036	0.27	354,339	7.619	74.53	662	31.45	5.86
94561	4	2,113,042	0.27	528,260	8.048	84.21	635	36.11	0.00
92882	6	1,893,280	0.24	315,547	7.440	77.30	626	82.71	6.49
92553	10	1,872,504	0.24	187,250	8.049	82.95	674	42.91	16.56
92703	8	1,864,433	0.24	233,054	8.834	85.85	688	29.27	29.24
Other	3,856	771,120,453	97.20	199,979	8.474	81.90	621	62.44	6.81
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	34	3,817,061	0.48	112,267	8.325	73.28	602	92.21	0.00
181 to 240	28	2,732,145	0.34	97,577	8.318	76.40	634	84.22	8.09
241 to 300	5	340,894	0.04	68,179	9.287	74.09	540	100.00	0.00
301 to 360	3,854	786,404,591	99.13	204,049	8.460	81.97	622	61.63	6.85
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	34	3,817,061	0.48	112,267	8.325	73.28	602	92.21	0.00
181 to 240	28	2,732,145	0.34	97,577	8.318	76.40	634	84.22	8.09
241 to 300	5	340,894	0.04	68,179	9.287	74.09	540	100.00	0.00
301 to 360	3,854	786,404,591	99.13	204,049	8.460	81.97	622	61.63	6.85
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR	722	124,467,332	15.69	172,392	8.835	82.23	606	57.81	0.00
2/6 MONTH LIBOR - 40 YR AMTERM	916	249,017,826	31.39	271,854	8.432	80.80	611	51.81	0.00
2/6 MONTH LIBOR - 60 MONTH IO	281	100,376,186	12.65	357,211	7.708	81.30	646	62.37	0.00
3/6 MONTH LIBOR	87	20,676,331	2.61	237,659	8.263	79.74	613	68.38	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	268	67,685,823	8.53	252,559	8.204	81.09	614	65.08	0.00
3/6 MONTH LIBOR - 60 MONTH IO	127	40,270,412	5.08	317,090	7.516	83.04	649	77.15	0.00
30YR FXD	1,248	138,551,456	17.47	111,019	9.366	85.82	634	70.14	38.88
BALLOON OTHER - 40 YR AMTERM	210	45,700,120	5.76	217,620	7.810	78.67	632	76.62	0.00
20YR FXD	28	2,732,145	0.34	97,577	8.318	76.40	634	84.22	8.09
15YR FXD	33	3,767,053	0.47	114,153	8.299	73.45	603	92.10	0.00
10 YR FIXED	1	50,008	0.01	50,008	10.300	60.00	553	100.00	0.00
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	1,140	214,554,379	27.05	188,206	8.941	82.59	622	59.31	9.36
12	172	53,441,008	6.74	310,704	8.231	81.28	649	47.87	2.96
24	1,671	354,581,746	44.70	212,197	8.406	82.33	617	58.74	6.55
36	938	170,717,559	21.52	182,002	8.037	80.33	626	75.99	5.40
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	2,324	449,873,800	56.71	193,577	8.478	83.11	617	64.49	7.65
AAA	683	157,899,606	19.90	231,185	8.020	83.15	689	40.47	11.54
A+	388	81,419,994	10.26	209,845	8.641	81.07	587	73.53	1.78
A-	251	51,802,487	6.53	206,384	8.706	78.37	578	73.53	0.00
B	129	26,675,475	3.36	206,787	8.928	74.88	565	68.60	0.00
C	132	22,925,808	2.89	173,680	9.297	70.53	554	81.17	0.00
C-	14	2,697,522	0.34	192,680	9.213	66.00	530	73.30	0.00
Total:	3,921	793,294,691	100.00	202,319	8.460	81.90	622	61.88	6.82

Next Adjustment Date for the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date (Year - Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-02	1	286,485	0.05	286,485	9.350	90.00	556	100.00	0.00
2008-03	5	555,431	0.09	111,086	9.367	81.96	564	100.00	0.00
2008-04	9	1,395,075	0.23	155,008	8.220	83.27	650	60.71	0.00
2008-05	10	2,591,717	0.43	259,172	9.064	84.79	625	28.71	0.00
2008-06	19	4,202,031	0.70	221,160	8.170	81.83	629	60.29	0.00
2008-07	71	19,808,996	3.29	279,000	8.701	79.28	597	46.19	0.00
2008-08	321	86,163,997	14.30	268,424	8.426	81.42	605	61.64	0.00
2008-09	1,483	358,857,612	59.56	241,981	8.353	81.31	621	54.72	0.00
2009-07	20	4,585,857	0.76	229,293	7.806	84.12	607	75.80	0.00
2009-08	133	35,388,491	5.87	266,079	7.702	82.36	627	76.00	0.00
2009-09	329	88,658,218	14.72	269,478	8.126	81.00	625	66.42	0.00
Total:	2,401	602,493,910	100.00	250,935	8.302	81.33	619	58.56	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	2	546,082	0.09	273,041	8.890	92.26	549	100.00	0.00
4.001 to 4.500	1	80,954	0.01	80,954	10.400	90.00	558	100.00	0.00
4.501 to 5.000	1	123,859	0.02	123,859	9.600	80.00	615	100.00	0.00
5.001 to 5.500	4	696,077	0.12	174,019	9.492	70.03	533	82.96	0.00
5.501 to 6.000	507	134,413,144	22.31	265,115	8.033	81.90	637	65.82	0.00
6.001 to 6.500	1,628	408,552,487	67.81	250,954	8.281	81.82	619	56.94	0.00
6.501 to 7.000	156	35,333,922	5.86	226,500	9.065	79.74	583	42.82	0.00
7.001 to 7.500	85	20,095,244	3.34	236,415	8.959	71.80	562	64.12	0.00
7.501 to 8.000	17	2,652,140	0.44	156,008	9.514	69.96	546	91.11	0.00
Total:	2,401	602,493,910	100.00	250,935	8.302	81.33	619	58.56	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	15	5,626,397	0.93	375,093	5.887	75.92	664	80.16	0.00
6.001 to 6.500	47	16,014,568	2.66	340,735	6.331	79.18	649	92.97	0.00
6.501 to 7.000	147	47,407,202	7.87	322,498	6.816	79.54	646	85.75	0.00
7.001 to 7.500	246	75,560,891	12.54	307,158	7.301	79.28	635	75.29	0.00
7.501 to 8.000	421	117,537,484	19.51	279,186	7.790	80.17	631	57.74	0.00
8.001 to 8.500	340	92,946,196	15.43	273,371	8.299	81.74	631	52.47	0.00
8.501 to 9.000	450	108,825,616	18.06	241,835	8.792	81.89	605	49.00	0.00
9.001 to 9.500	283	61,465,081	10.20	217,191	9.273	82.64	592	54.72	0.00
9.501 to 10.000	238	41,840,576	6.94	175,801	9.764	84.27	581	49.56	0.00
10.001 to 10.500	119	21,584,787	3.58	181,385	10.251	84.94	586	34.09	0.00
10.501 to 11.000	69	10,690,927	1.77	154,941	10.748	85.89	580	29.84	0.00
11.001 to 11.500	20	2,333,774	0.39	116,689	11.249	85.09	590	28.70	0.00
11.501 to 12.000	4	353,463	0.06	88,366	11.680	68.06	552	100.00	0.00
12.001 to 12.500	2	306,948	0.05	153,474	12.258	96.67	609	0.00	0.00
Total:	2,401	602,493,910	100.00	250,935	8.302	81.33	619	58.56	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.501 to 13.000	15	5,626,397	0.93	375,093	5.887	75.92	664	80.16	0.00
13.001 to 13.500	47	16,014,568	2.66	340,735	6.331	79.18	649	92.97	0.00
13.501 to 14.000	148	47,539,143	7.89	321,210	6.819	79.56	646	85.78	0.00
14.001 to 14.500	247	75,724,834	12.57	306,578	7.303	79.28	635	75.34	0.00
14.501 to 15.000	422	117,834,294	19.56	279,228	7.793	80.17	631	57.85	0.00
15.001 to 15.500	340	92,963,487	15.43	273,422	8.301	81.74	631	52.29	0.00
15.501 to 16.000	449	108,515,693	18.01	241,683	8.794	81.87	605	48.85	0.00
16.001 to 16.500	282	61,283,847	10.17	217,319	9.273	82.65	592	54.88	0.00
16.501 to 17.000	237	41,721,749	6.92	176,041	9.765	84.31	581	49.41	0.00
17.001 to 17.500	120	21,676,269	3.60	180,636	10.255	84.92	587	33.95	0.00
17.501 to 18.000	69	10,690,927	1.77	154,941	10.748	85.89	580	29.84	0.00
18.001 to 18.500	20	2,293,448	0.38	114,672	11.267	85.18	585	29.20	0.00
18.501 to 19.000	4	353,463	0.06	88,366	11.680	68.06	552	100.00	0.00
19.001 to 19.500	1	255,792	0.04	255,792	12.300	100.00	622	0.00	0.00
Total:	2,401	602,493,910	100.00	250,935	8.302	81.33	619	58.56	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	8	1,167,336	0.19	145,917	9.085	81.28	609	72.26	0.00
1.500	57	12,758,378	2.12	223,831	8.709	81.03	609	62.80	0.00
2.000	2,336	588,568,196	97.69	251,956	8.292	81.33	619	58.44	0.00
Total:	2,401	602,493,910	100.00	250,935	8.302	81.33	619	58.56	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	8	1,167,336	0.19	145,917	9.085	81.28	609	72.26	0.00
1.500	2,393	601,326,574	99.81	251,286	8.300	81.33	619	58.54	0.00
Total:	2,401	602,493,910	100.00	250,935	8.302	81.33	619	58.56	0.00

Appendix 2-

Computational Material

Derivative Schedule
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap 1 Notional Balance ($)	Cap 1 Strike Rate (%)	Cap 2 Notional Balance ($)	Cap 2 Strike Rate (%)	Total Derivative Notional Balance ($)
1	12/28/2006	1/25/2007	1,070,485,000	5.35%	0	N/A	0	N/A	1,070,485,000
2	1/25/2007	2/25/2007	1,055,800,000	5.35%	1,024,000	5.35%	1,516,000	7.00%	1,058,340,000
3	2/25/2007	3/25/2007	1,037,663,000	5.35%	2,303,000	5.35%	3,406,000	7.00%	1,043,372,000
4	3/25/2007	4/25/2007	1,016,088,000	5.35%	3,834,000	5.35%	5,667,000	7.00%	1,025,589,000
5	4/25/2007	5/25/2007	991,144,000	5.35%	5,611,000	5.35%	8,290,000	7.00%	1,005,045,000
6	5/25/2007	6/25/2007	962,909,000	5.35%	7,625,000	5.35%	11,260,000	7.00%	981,794,000
7	6/25/2007	7/25/2007	931,519,000	5.35%	9,858,000	5.35%	14,555,000	7.00%	955,932,000
8	7/25/2007	8/25/2007	897,123,000	5.35%	12,291,000	5.35%	18,147,000	7.00%	927,561,000
9	8/25/2007	9/25/2007	859,929,000	5.35%	14,898,000	5.35%	22,001,000	7.00%	896,828,000
10	9/25/2007	10/25/2007	820,685,000	5.35%	17,603,000	5.35%	26,009,000	7.00%	864,297,000
11	10/25/2007	11/25/2007	783,260,000	5.35%	20,037,000	5.35%	29,665,000	7.00%	832,962,000
12	11/25/2007	12/25/2007	747,567,000	5.35%	22,220,000	5.35%	32,990,000	7.00%	802,777,000
13	12/25/2007	1/25/2008	713,525,000	5.35%	24,169,000	5.35%	36,005,000	7.00%	773,699,000
14	1/25/2008	2/25/2008	681,057,000	5.35%	25,901,000	5.35%	38,729,000	7.00%	745,687,000
15	2/25/2008	3/25/2008	650,090,000	5.35%	27,432,000	5.35%	41,181,000	7.00%	718,703,000
16	3/25/2008	4/25/2008	620,553,000	5.35%	28,776,000	5.35%	43,379,000	7.00%	692,708,000
17	4/25/2008	5/25/2008	592,379,000	5.35%	29,948,000	5.35%	45,339,000	7.00%	667,666,000
18	5/25/2008	6/25/2008	565,504,000	5.35%	30,959,000	5.35%	47,076,000	7.00%	643,539,000
19	6/25/2008	7/25/2008	539,868,000	5.35%	31,823,000	5.35%	48,606,000	7.00%	620,297,000
20	7/25/2008	8/25/2008	514,676,000	5.35%	32,622,000	5.35%	50,034,000	7.00%	597,332,000
21	8/25/2008	9/25/2008	473,224,000	5.35%	34,981,000	5.35%	53,436,000	7.00%	561,641,000
22	9/25/2008	10/25/2008	435,718,000	5.35%	36,653,000	5.35%	56,030,000	7.00%	528,401,000
23	10/25/2008	11/25/2008	401,778,000	5.35%	37,753,000	5.35%	57,931,000	7.00%	497,462,000
24	11/25/2008	12/25/2008	371,006,000	5.35%	38,377,000	5.55%	59,237,000	7.00%	468,620,000
25	12/25/2008	1/25/2009	343,413,000	5.35%	38,596,000	5.55%	60,010,000	7.00%	442,019,000
26	1/25/2009	2/25/2009	326,256,000	5.35%	38,211,000	5.55%	59,855,000	7.00%	424,322,000
27	2/25/2009	3/25/2009	309,997,000	5.35%	37,769,000	5.55%	59,594,000	7.00%	407,360,000
28	3/25/2009	4/25/2009	294,589,000	5.35%	37,276,000	5.55%	59,238,000	7.00%	391,103,000
29	4/25/2009	5/25/2009	279,994,000	5.35%	36,741,000	5.55%	58,800,000	7.00%	375,535,000
30	5/25/2009	6/25/2009	266,158,000	5.35%	36,168,000	5.55%	58,285,000	7.00%	360,611,000
31	6/25/2009	7/25/2009	253,041,000	5.35%	35,563,000	5.55%	57,701,000	7.00%	346,305,000
32	7/25/2009	8/25/2009	239,884,000	5.35%	34,966,000	5.55%	57,105,000	7.00%	331,955,000
33	8/25/2009	9/25/2009	225,621,000	5.35%	34,417,000	5.55%	56,560,000	7.00%	316,598,000
34	9/25/2009	10/25/2009	212,361,000	5.35%	33,790,000	5.55%	55,894,000	7.00%	302,045,000
35	10/25/2009	11/25/2009	200,030,000	5.35%	33,102,000	5.55%	55,128,000	7.00%	288,260,000
36	11/25/2009	12/25/2009	188,543,000	5.35%	32,364,000	5.55%	54,277,000	7.00%	275,184,000
37	12/25/2009	1/25/2010	178,160,000	5.35%	31,594,000	5.55%	53,356,000	7.00%	263,110,000
38	1/25/2010	2/25/2010	169,282,000	5.35%	30,816,000	5.55%	52,391,000	7.00%	252,489,000
39	2/25/2010	3/25/2010	160,874,000	5.35%	30,037,000	5.55%	51,406,000	7.00%	242,317,000
40	3/25/2010	4/25/2010	152,908,000	5.35%	29,260,000	5.55%	50,404,000	7.00%	232,572,000
41	4/25/2010	5/25/2010	145,364,000	5.35%	28,487,000	5.55%	49,393,000	7.00%	223,244,000
42	5/25/2010	6/25/2010	138,215,000	5.35%	27,721,000	5.55%	48,372,000	7.00%	214,308,000
43	6/25/2010	7/25/2010	131,439,000	5.35%	26,961,000	5.55%	47,346,000	7.00%	205,746,000
44	7/25/2010	8/25/2010	125,016,000	5.35%	26,210,000	5.55%	46,316,000	7.00%	197,542,000
45	8/25/2010	9/25/2010	118,927,000	5.35%	25,468,000	5.55%	45,286,000	7.00%	189,681,000
46	9/25/2010	10/25/2010	113,153,000	5.35%	24,737,000	5.55%	44,259,000	7.00%	182,149,000
47	10/25/2010	11/25/2010	107,678,000	5.35%	24,018,000	5.55%	43,235,000	7.00%	174,931,000
48	11/25/2010	12/25/2010	102,486,000	5.35%	23,311,000	5.55%	42,217,000	7.00%	168,014,000
49	12/25/2010	1/25/2011	97,560,000	5.35%	22,618,000	5.55%	41,207,000	7.00%	161,385,000
50	1/25/2011	2/25/2011	92,886,000	5.35%	21,938,000	5.55%	40,206,000	7.00%	155,030,000
51	2/25/2011	3/25/2011	88,450,000	5.35%	21,272,000	5.55%	39,214,000	7.00%	148,936,000
52	3/25/2011	4/25/2011	84,241,000	5.35%	20,620,000	5.55%	38,235,000	7.00%	143,096,000
53	4/25/2011	5/25/2011	80,245,000	5.35%	19,983,000	5.55%	37,268,000	7.00%	137,496,000
54	5/25/2011	6/25/2011	76,452,000	5.35%	19,360,000	5.55%	36,314,000	7.00%	132,126,000
55	6/25/2011	7/25/2011	72,850,000	5.35%	18,753,000	5.55%	35,374,000	7.00%	126,977,000
56	7/25/2011	8/25/2011	69,428,000	5.35%	18,161,000	5.55%	34,450,000	7.00%	122,039,000
57	8/25/2011	9/25/2011	66,179,000	5.35%	17,584,000	5.55%	33,540,000	7.00%	117,303,000
58	9/25/2011	10/25/2011	63,091,000	5.35%	17,021,000	5.55%	32,646,000	7.00%	112,758,000
59	10/25/2011	11/25/2011	60,156,000	5.35%	16,473,000	5.55%	31,768,000	7.00%	108,397,000
60	11/25/2011	12/25/2011	57,366,000	5.35%	15,940,000	5.55%	30,906,000	5.55%	104,212,000

Derivative Schedule
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap 1 Notional Balance ($)	Cap 1 Strike Rate (%)	Cap 2 Notional Balance ($)	Cap 2 Strike Rate (%)	Total Derivative Notional Balance ($)
61	12/25/2011	1/25/2012	0	N/A	70,137,000	5.55%	30,061,000	5.55%	100,198,000
62	1/25/2012	2/25/2012	0	N/A	67,113,000	5.55%	29,234,000	5.55%	96,347,000
63	2/25/2012	3/25/2012	0	N/A	64,228,000	5.55%	28,424,000	5.55%	92,652,000
64	3/25/2012	4/25/2012	0	N/A	61,474,000	5.55%	27,631,000	5.55%	89,105,000
65	4/25/2012	5/25/2012	0	N/A	58,846,000	5.55%	26,856,000	5.55%	85,702,000
66	5/25/2012	6/25/2012	0	N/A	56,337,000	5.55%	26,099,000	5.55%	82,436,000
67	6/25/2012	7/25/2012	0	N/A	53,942,000	5.55%	25,359,000	5.55%	79,301,000
68	7/25/2012	8/25/2012	0	N/A	51,655,000	5.55%	24,636,000	5.55%	76,291,000
69	8/25/2012	9/25/2012	0	N/A	49,472,000	5.55%	23,931,000	5.55%	73,403,000
70	9/25/2012	10/25/2012	0	N/A	47,386,000	5.55%	23,243,000	5.55%	70,629,000
71	10/25/2012	11/25/2012	0	N/A	45,394,000	5.55%	22,572,000	5.55%	67,966,000
72	11/25/2012	12/25/2012	0	N/A	43,491,000	5.55%	21,918,000	5.55%	65,409,000
73	12/25/2012	1/25/2013	0	N/A	41,673,000	5.55%	21,281,000	5.55%	62,954,000
74	1/25/2013	2/25/2013	0	N/A	39,936,000	5.55%	20,660,000	5.55%	60,596,000
75	2/25/2013	3/25/2013	0	N/A	38,276,000	5.55%	20,055,000	5.55%	58,331,000
76	3/25/2013	4/25/2013	0	N/A	36,689,000	5.55%	19,466,000	5.55%	56,155,000
77	4/25/2013	5/25/2013	0	N/A	35,172,000	5.55%	18,893,000	5.55%	54,065,000
78	5/25/2013	6/25/2013	0	N/A	33,722,000	5.55%	18,335,000	5.55%	52,057,000
79	6/25/2013	7/25/2013	0	N/A	32,335,000	5.55%	17,792,000	5.55%	50,127,000
80	7/25/2013	8/25/2013	0	N/A	31,009,000	5.55%	17,265,000	5.55%	48,274,000
81	8/25/2013	9/25/2013	0	N/A	29,741,000	5.55%	16,751,000	5.55%	46,492,000
82	9/25/2013	10/25/2013	0	N/A	28,528,000	5.55%	16,252,000	5.55%	44,780,000
83	10/25/2013	11/25/2013	0	N/A	27,368,000	5.55%	15,767,000	5.55%	43,135,000
84	11/25/2013	12/25/2013	0	N/A	26,257,000	5.55%	15,296,000	5.55%	41,553,000
85	12/25/2013	1/25/2013	0	N/A	0	N/A	0	N/A	0

Derivative Schedule

Sensitivity Analysis
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.32	2.91	2.08	1.45	1.21
Principal Window (mos)	1 - 158	1 - 105	1 - 76	1 - 59	1 - 30

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.73	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 41	1 - 28	1 - 22	1 - 19	1 - 16

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.94	2.64	2.00	1.70	1.46
Principal Window (mos)	41 - 57	28 - 36	22 - 27	19 - 22	16 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.59	5.00	3.25	2.21	1.85
Principal Window (mos)	57 - 143	36 - 94	27 - 69	22 - 32	20 - 26

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.02	8.64	6.26	3.32	2.36
Principal Window (mos)	143 - 158	94 - 105	69 - 76	32 - 59	26 - 31

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.34	3.60	3.71	4.29	3.47
Principal Window (mos)	50 - 80	38 - 53	42 - 48	47 - 57	31 - 47

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.63	6.36	4.82	4.89	3.91
Principal Window (mos)	80 - 158	53 - 105	48 - 76	57 - 59	47 - 47

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.16	8.74	6.33	4.91	3.91
Principal Window (mos)	158 - 158	105 - 105	76 - 76	59 - 59	47 - 47

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.65	5.74	4.48	4.10	3.47
Principal Window (mos)	50 - 158	37 - 105	41 - 76	45 - 59	39 - 47

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.65	5.74	4.45	3.99	3.34
Principal Window (mos)	50 - 158	37 - 105	40 - 76	43 - 59	37 - 47

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.65	5.74	4.42	3.91	3.25
Principal Window (mos)	50 - 158	37 - 105	39 - 76	42 - 59	36 - 47

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.65	5.74	4.41	3.85	3.20
Principal Window (mos)	50 - 158	37 - 105	39 - 76	41 - 59	35 - 47

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.65	5.74	4.40	3.81	3.17
Principal Window (mos)	50 - 158	37 - 105	38 - 76	40 - 59	34 - 47

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.65	5.74	4.38	3.78	3.13
Principal Window (mos)	50 - 158	37 - 105	38 - 76	39 - 59	34 - 47

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.65	5.74	4.37	3.74	3.09
Principal Window (mos)	50 - 158	37 - 105	37 - 76	38 - 59	33 - 47

Class M-11 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.54	5.66	4.30	3.65	3.02
Principal Window (mos)	50 - 158	37 - 105	37 - 76	37 - 59	32 - 47

Sensitivity Analysis
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.64	3.14	2.26	1.51	1.21
Principal Window (mos)	1 - 325	1 - 238	1 - 178	1 - 139	1 - 30

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.73	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 41	1 - 28	1 - 22	1 - 19	1 - 16

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.94	2.64	2.00	1.70	1.46
Principal Window (mos)	41 - 57	28 - 36	22 - 27	19 - 22	16 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.59	5.00	3.25	2.21	1.85
Principal Window (mos)	57 - 143	36 - 94	27 - 69	22 - 32	20 - 26

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.87	11.45	8.40	4.34	2.36
Principal Window (mos)	143 - 328	94 - 243	69 - 182	32 - 142	26 - 31

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.34	3.60	3.71	4.29	3.48
Principal Window (mos)	50 - 80	38 - 53	42 - 48	47 - 57	31 - 49

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.68	6.39	4.85	5.59	4.98
Principal Window (mos)	80 - 172	53 - 114	48 - 83	57 - 82	49 - 78

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	18.64	12.66	9.29	7.84	7.65
Principal Window (mos)	172 - 294	114 - 208	83 - 154	82 - 120	78 - 114

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.50	6.33	4.93	4.44	3.74
Principal Window (mos)	50 - 260	37 - 179	41 - 132	45 - 102	39 - 81

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.46	6.30	4.87	4.32	3.60
Principal Window (mos)	50 - 252	37 - 172	40 - 127	43 - 98	37 - 78

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.41	6.27	4.83	4.22	3.49
Principal Window (mos)	50 - 241	37 - 164	39 - 120	42 - 93	36 - 74

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.36	6.23	4.78	4.13	3.42
Principal Window (mos)	50 - 232	37 - 157	39 - 115	41 - 89	35 - 71

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.30	6.18	4.74	4.06	3.37
Principal Window (mos)	50 - 221	37 - 149	38 - 109	40 - 84	34 - 67

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.22	6.12	4.67	4.00	3.30
Principal Window (mos)	50 - 213	37 - 143	38 - 105	39 - 81	34 - 64

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.04	6.00	4.57	3.88	3.20
Principal Window (mos)	50 - 199	37 - 133	37 - 97	38 - 75	33 - 59

Class M-11 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.60	5.69	4.33	3.67	3.03
Principal Window (mos)	50 - 173	37 - 115	37 - 84	37 - 65	32 - 51

Net WAC Rate Cap for Group I Senior Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.66%	23.51%	41	10.31%	22.10%
2	7.83%	22.61%	42	9.97%	21.67%
3	8.29%	22.85%	43	10.30%	21.88%
4	7.83%	22.51%	44	9.96%	21.45%
5	8.09%	22.53%	45	9.96%	21.40%
6	7.83%	22.36%	46	10.29%	22.05%
7	8.09%	22.36%	47	9.96%	21.61%
8	7.83%	22.16%	48	10.28%	21.84%
9	7.83%	22.03%	49	9.94%	21.40%
10	8.09%	22.01%	50	9.94%	21.30%
11	7.83%	21.77%	51	10.85%	22.36%
12	8.09%	21.75%	52	9.92%	21.28%
13	7.83%	21.51%	53	10.25%	21.53%
14	7.83%	21.38%	54	9.91%	21.08%
15	8.22%	21.50%	55	10.23%	21.34%
16	7.83%	21.13%	56	9.89%	20.89%
17	8.09%	21.14%	57	9.89%	20.81%
18	7.83%	20.89%	58	10.21%	21.12%
19	8.10%	20.90%	59	9.87%	20.67%
20	7.84%	20.65%	60	10.20%	21.18%
21	7.84%	20.42%	61	9.86%	20.62%
22	9.34%	21.57%	62	9.85%	20.53%
23	9.03%	21.17%	63	10.52%	21.29%
24	9.32%	21.12%	64	9.84%	20.36%
25	9.00%	20.73%	65	10.16%	20.68%
26	9.00%	20.60%	66	9.82%	20.19%
27	9.73%	21.11%	67	10.14%	20.51%
28	9.58%	21.22%	68	9.81%	20.02%
29	9.89%	21.32%	69	9.80%	19.94%
30	9.57%	20.98%	70	10.12%	20.27%
31	9.88%	21.09%	71	9.79%	19.78%
32	9.56%	20.73%	72	10.11%	20.10%
33	9.64%	20.67%	73	9.77%	19.62%
34	10.19%	21.87%	74	9.77%	19.54%
35	9.86%	21.46%	75	10.80%	20.76%
36	10.18%	21.61%	76	9.75%	19.39%
37	9.85%	21.20%
38	9.84%	21.09%
39	10.76%	21.95%
40	9.99%	21.89%

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3500% and 5.3288%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Group II Senior Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.51%	23.36%	41	10.11%	21.63%
2	7.69%	22.48%	42	9.78%	21.21%
3	8.14%	22.70%	43	10.09%	21.41%
4	7.69%	22.37%	44	9.76%	20.99%
5	7.95%	22.39%	45	9.77%	20.95%
6	7.69%	22.22%	46	10.09%	21.56%
7	7.95%	22.22%	47	9.76%	21.13%
8	7.69%	22.02%	48	10.08%	21.35%
9	7.69%	21.90%	49	9.75%	20.92%
10	7.95%	21.87%	50	9.74%	20.81%
11	7.69%	21.63%	51	10.63%	21.83%
12	7.95%	21.61%	52	9.72%	20.82%
13	7.70%	21.38%	53	10.04%	21.05%
14	7.70%	21.25%	54	9.71%	20.61%
15	8.08%	21.36%	55	10.02%	20.85%
16	7.70%	21.00%	56	9.69%	20.42%
17	7.96%	21.00%	57	9.68%	20.34%
18	7.70%	20.76%	58	10.00%	20.63%
19	7.96%	20.76%	59	9.67%	20.20%
20	7.70%	20.51%	60	9.98%	20.69%
21	7.76%	20.34%	61	9.65%	20.15%
22	9.09%	21.32%	62	9.64%	20.06%
23	8.78%	20.92%	63	10.30%	20.78%
24	9.06%	20.87%	64	9.63%	19.88%
25	8.75%	20.48%	65	9.94%	20.19%
26	8.75%	20.35%	66	9.61%	19.71%
27	9.48%	20.88%	67	9.92%	20.02%
28	9.31%	20.88%	68	9.60%	19.54%
29	9.61%	20.98%	69	9.59%	19.46%
30	9.29%	20.64%	70	9.90%	19.77%
31	9.60%	20.74%	71	9.57%	19.30%
32	9.28%	20.40%	72	9.88%	19.60%
33	9.37%	20.39%	73	9.55%	19.14%
34	9.95%	21.46%	74	9.55%	19.06%
35	9.63%	21.07%	75	10.56%	20.22%
36	9.94%	21.20%	76	9.53%	18.90%
37	9.62%	20.81%
38	9.61%	20.70%
39	10.52%	21.56%
40	9.79%	21.44%

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3500% and 5.3288%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Class M Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.55%	23.39%	41	10.16%	21.75%
2	7.73%	22.51%	42	9.83%	21.33%
3	8.18%	22.74%	43	10.15%	21.53%
4	7.73%	22.41%	44	9.81%	21.11%
5	7.98%	22.43%	45	9.82%	21.07%
6	7.73%	22.25%	46	10.15%	21.69%
7	7.98%	22.25%	47	9.81%	21.25%
8	7.73%	22.05%	48	10.13%	21.48%
9	7.73%	21.93%	49	9.80%	21.04%
10	7.99%	21.90%	50	9.79%	20.94%
11	7.73%	21.67%	51	10.69%	21.96%
12	7.99%	21.65%	52	9.77%	20.94%
13	7.73%	21.41%	53	10.09%	21.17%
14	7.73%	21.28%	54	9.76%	20.73%
15	8.11%	21.40%	55	10.08%	20.98%
16	7.73%	21.03%	56	9.74%	20.54%
17	7.99%	21.03%	57	9.74%	20.46%
18	7.73%	20.79%	58	10.05%	20.76%
19	7.99%	20.80%	59	9.72%	20.32%
20	7.74%	20.55%	60	10.04%	20.82%
21	7.78%	20.36%	61	9.70%	20.26%
22	9.15%	21.39%	62	9.70%	20.18%
23	8.84%	20.98%	63	10.36%	20.91%
24	9.13%	20.93%	64	9.68%	20.00%
25	8.82%	20.54%	65	10.00%	20.31%
26	8.82%	20.42%	66	9.67%	19.83%
27	9.55%	20.94%	67	9.98%	20.14%
28	9.38%	20.97%	68	9.65%	19.66%
29	9.68%	21.07%	69	9.64%	19.58%
30	9.36%	20.73%	70	9.95%	19.89%
31	9.67%	20.83%	71	9.63%	19.42%
32	9.35%	20.48%	72	9.94%	19.73%
33	9.44%	20.46%	73	9.61%	19.26%
34	10.01%	21.57%	74	9.60%	19.18%
35	9.69%	21.17%	75	10.62%	20.35%
36	10.00%	21.31%	76	9.59%	19.03%
37	9.68%	20.91%
38	9.67%	20.80%
39	10.58%	21.66%
40	9.84%	21.55%

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3500% and 5.3288%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2) Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA- / Aa3	A+ / Aa3

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	33.77	24.07	21.28	18.70
Collateral Loss (%)	22.89	18.56	17.09	15.62

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A / A1	A- / A2	BBB+ / A3	BBB / Baa1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	16.22	14.40	12.78	11.60
Collateral Loss (%)	14.09	12.89	11.76	10.90

Class	M9	M10	M11
Rating (S&P/Moody’s)	BBB- / Baa1	BB+ / Baa3	BB / Ba1

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	9.99	8.16	6.95
Collateral Loss (%)	9.66	8.16	7.12

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA- / Aa3	A+ / Aa3

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	33.60	24.07	21.32	18.77
Collateral Loss (%)	22.82	18.56	17.11	15.66

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A / A1	A- / A2	BBB+ / A3	BBB / Baa1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	16.31	14.51	12.91	11.74
Collateral Loss (%)	14.15	12.97	11.85	11.00

Class	M9	M10	M11
Rating (S&P/Moody’s)	BBB- / Baa1	BB+ / Baa3	BB / Ba1

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	10.14	8.32	7.08
Collateral Loss (%)	9.78	8.30	7.23

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread
Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)
1	3.0093	3.0093	5.3500	5.3288	47	4.3915	4.3835	4.6316	4.6869
2	2.4690	2.46934692	5.3549	5.2907	48	4.5004	4.4855	4.6325	4.6967
3	2.4759	2.4757	5.3137	5.2477	49	4.3750	4.3741	4.6439	4.7043
4	2.4643	2.4595	5.2392	5.1692	50	4.3676	4.3616	4.6637	4.7129
5	2.4607	2.4621	5.1529	5.0724	51	4.7235	4.6863	4.6644	4.7216
6	2.4582	2.4552	5.0905	4.9863	52	4.3529	4.3891	4.6691	4.7268
7	2.4573	2.4667	5.0142	4.9055	53	4.4679	4.4900	4.6803	4.7333
8	2.4503	2.4626	4.8721	4.8198	54	4.3353	4.3759	4.6821	4.7404
9	2.4457	2.4698	4.7833	4.7376	55	4.4513	4.4794	4.6897	4.7455
10	2.4512	2.4962	4.7030	4.6812	56	4.3163	4.3577	4.6993	4.7512
11	2.4360	2.4881	4.6648	4.6222	57	4.3068	4.3542	4.7019	4.7570
12	2.4467	2.5242	4.5872	4.5805	58	4.4258	4.4838	4.7058	4.7643
13	2.4261	2.5145	4.5299	4.5468	59	4.2875	4.3599	4.7129	4.7729
14	2.4212	2.5213	4.5296	4.5159	60	4.4084	4.4705	4.7158	4.7790
15	2.4739	2.6020	4.4709	4.4925	61	4.2121	4.4920	4.7230	4.7853
16	2.4112	2.5495	4.4311	4.4762	62	4.2033	4.4637	4.7443	4.7913
17	2.4340	2.5891	4.4641	4.4634	63	4.5697	4.7923	4.7475	4.7979
18	2.4011	2.5679	4.4139	4.4564	64	4.1855	4.4671	4.7489	4.8006
19	2.4282	2.6215	4.3952	4.4516	65	4.3643	4.6277	4.7494	4.8043
20	2.3906	2.5780	4.4342	4.4502	66	4.1750	4.4563	4.7523	4.8083
21	2.4230	2.6477	4.3973	4.4527	67	4.3626	4.6215	4.7566	4.8119
22	3.5662	3.7875	4.3892	4.4562	68	4.1759	4.4486	4.7629	4.8166
23	3.4803	3.7208	4.4343	4.4621	69	4.1767	4.4471	4.7674	4.8208
24	3.5278	3.7894	4.4056	4.4686	70	4.3646	4.6283	4.7703	4.8264
25	3.4339	3.7252	4.4074	4.4757	71	4.1803	4.4609	4.7729	4.8329
26	3.4231	3.7102	4.4502	4.4838	72	4.3684	4.6275	4.7770	4.8431
27	3.6728	3.9263	4.4321	4.4940	73	4.1854	4.4578	4.7829	4.8881
28	3.9909	3.9181	4.4312	4.5014	74	4.1884	4.4474	4.7974	4.9368
29	4.0624	3.9744	4.4714	4.5105	75	4.7454	4.9578	4.8006	4.9820
30	3.9656	3.9063	4.4556	4.5215	76	4.1953	4.5207	4.8425	5.0242
31	4.0412	3.9784	4.4619	4.5307
32	3.9428	3.8868	4.4995	4.5412
33	4.0235	3.9845	4.4889	4.5533
34	4.3708	4.3315	4.4946	4.5631
35	4.2630	4.2326	4.5237	4.5740
36	4.3512	4.3204	4.5169	4.5842
37	4.2378	4.2218	4.5307	4.5937
38	4.1652	4.1567	4.5608	4.6027
39	4.5942	4.5444	4.5574	4.6130
40	4.4227	4.3805	4.5599	4.6195
41	4.5268	4.4717	4.5757	4.6270
42	4.4135	4.3822	4.5725	4.6373
43	4.5164	4.4755	4.5805	4.6458
44	4.3968	4.3648	4.6040	4.6563
45	4.4024	4.3679	4.6030	4.6671
46	4.5153	4.4966	4.6135	4.6767

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3500% and 5.3288%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2) Assumes 1mLIBOR and 6mLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.
(3) Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).